                                                                    EXHIBIT 10.3

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF AUGUST 11, 1997

                                      among

                                B&G FOODS, INC.,

               (formerly known as B Companies Acquisition Corp.),

                                   as Borrower

                             HELLER FINANCIAL, INC.

                            as Agent and as a Lender

                                       and

                         THE OTHER LENDERS PARTY HERETO


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                                TABLE OF CONTENTS

SECTION                                                                    1

      AMOUNTS AND TERMS OF LOANS                                           3
      1.1  LOANS                                                           3
           (A)  TERM LOANS                                                 3
           (B)  REVOLVING LOANS                                            3
           (C)  LETTERS OF CREDIT AND RISK PARTICIPATION AGREEMENTS        4
                (1)  MAXIMUM AMOUNT                                        4
                (2)  REIMBURSEMENT                                         4
                (3)  CONDITIONS OF ISSUANCE OF LETTERS OF
                     CREDIT OR RISK PARTICIPATION AGREEMENTS               5
                (4)  REQUEST FOR LENDER LETTERS OF CREDIT OR
                     RISK PARTICIPATION AGREEMENTS                         5
           (D)  NOTES                                                      6
      1.2  INTEREST AND RELATED FEES                                       6
           (A)  INTEREST                                                   6
           (B)  COMMITMENT FEE                                             7
           (C)  RISK PARTICIPATION FEE                                     8
           (D)  COMPUTATION OF INTEREST AND RELATED FEES                   8
           (E)  DEFAULT RATE OF INTEREST                                   8

           (F)  EXCESS INTEREST                                            8
           (G)  LIBOR RATE ELECTION                                        9

      1.3  OTHER FEES AND EXPENSES                                         9

           (A)  (1) CERTAIN FEES                                           9
           (B)  LIBOR BREAKAGE FEE                                         9
           (C)  EXPENSES AND ATTORNEYS FEES                                9

      1.4  PAYMENTS                                                       10
      1.5  PREPAYMENTS                                                    10

           (A) VOLUNTARY PREPAYMENT OF REVOLVING LOANS                    10
           (B) PREPAYMENTS FROM ASSET DISPOSITIONS                        11
           (C) PREPAYMENT FROM ISSUANCE OF SECURITIES                     11
           (D) APPLICATION OF PROCEEDS                                    11

      1.6  TERM OF THE AGREEMENT                                          12
      1.7  LOAN ACCOUNTS                                                  12
      1.8  CAPITAL ADEQUACY AND OTHER ADJUSTMENTS                         12
      1.9  TAXES                                                          13

           (A) NO DEDUCTIONS                                              13
           (B) CHANGES IN TAX LAWS                                        13
           (C) FOREIGN LENDERS                                            14

      1.10 OPTIONAL PREPAYMENT/REPLACEMENT OF LENDER IN RESPECT
           OF INCREASED COSTS                                             15

SECTION 2

      AFFIRMATIVE COVENANTS                                               16
      2.1  COMPLIANCE WITH LAWS                                           16
      2.2  MAINTENANCE OF PROPERTIES; INSURANCE                           17
      2.3  INSPECTION; LENDER MEETING                                     17
      2.4  CORPORATE EXISTENCE, ETC                                       17
      2.5  INTENTIONALLY OMITTED                                          17
      2.6  FURTHER ASSURANCES.                                            17
      2.7  LIQUIDATION OF B&G-DSD.                                        18

SECTION 3

      NEGATIVE COVENANTS                                                  18
      3.1  INDEBTEDNESS                                                   18
      3.2  LIENS AND RELATED MATTERS                                      19
           (A)  NO LIENS                                                  19
           (B)  NO NEGATIVE PLEDGES                                       21
           (C)  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER   21
      3.3  INVESTMENTS; JOINT VENTURES                                    21
      3.4  CONTINGENT OBLIGATIONS                                         22

      3.5  RESTRICTED JUNIOR PAYMENTS                                     24
      3.6  RESTRICTION ON FUNDAMENTAL CHANGES                             26
      3.7  DISPOSAL OF ASSETS OR SUBSIDIARY STOCK                         26
      3.8  TRANSACTIONS WITH AFFILIATES                                   27
      3.9  MANAGEMENT FEES AND COMPENSATION                               27
      3.10 CONDUCT OF BUSINESS                                            28
      3.11 CHANGES RELATING TO SUBORDINATED INDEBTEDNESS;
           EXCHANGE NOTES; CHANGES RELATING TO EAGLE ROCK AVENUE
           DOCUMENTS                                                      28
      3.12 FISCAL YEAR                                                    29
      3.13 PRESS RELEASE; PUBLIC OFFERING MATERIALS                       29
      3.14 SUBSIDIARIES                                                   29
      3.15 BANK ACCOUNTS                                                  29
      3.16 USE OF PROCEEDS                                                29
      3.17 NO VIOLATION OF SUBORDINATED DEBT DOCUMENTS                    30
      3.18 PERMITTED ACQUISITIONS                                         30

SECTION 4

      FINANCIAL COVENANTS/REPORTING                                       33
      4.1  CAPITAL EXPENDITURE LIMITS                                     33
      4.2  INTENTIONALLY OMITTED                                          33
      4.3  FIXED CHARGE COVERAGE                                          33

      4.4  TOTAL INTEREST COVERAGE                                        34
      4.5  TOTAL INDEBTEDNESS TO EBIDAT RATIO                             35
      4.6  FINANCIAL STATEMENTS AND OTHER REPORTS                         36

           (A)  MONTHLY FINANCIALS.                                       36
           (B)  YEAR-END FINANCIALS                                       36
           (C)  BORROWER COMPLIANCE CERTIFICATE                           37
           (D)  ACCOUNTANTS' REPORTS                                      37
           (E)  INTENTIONALLY OMITTED.                                    37
           (F)  MANAGEMENT REPORT                                         37
           (G)  COLLATERAL VALUE REPORT                                   37
           (H)  APPRAISALS                                                37
           (I)  PROJECTIONS                                               38
           (J)  SEC FILINGS AND PRESS RELEASES                            38
           (K)  EVENTS OF DEFAULT, ETC                                    38
           (L)  LITIGATION                                                38
           (M)  SUPPLEMENTED SCHEDULES; NOTICE OF CORPORATE CHANGES       38
           (N)  OTHER INFORMATION                                         39

      4.7  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
           CALCULATIONS UNDER AGREEMENT                                   39

SECTION 5

      REPRESENTATIONS AND WARRANTIES                                      39
      5.1  DISCLOSURE                                                     40
      5.2  NO MATERIAL ADVERSE EFFECT                                     40
      5.3  NO DEFAULT                                                     40
      5.4  ORGANIZATION, POWERS, CAPITALIZATION AND GOOD STANDING         40
           (A)  ORGANIZATION AND POWERS                                   40
           (B)  CAPITALIZATION                                            40
           (C)  BINDING OBLIGATION                                        41
           (D)  QUALIFICATION                                             41
      5.5  FINANCIAL STATEMENTS                                           41
      5.6  INTELLECTUAL PROPERTY                                          42
      5.7  INVESTIGATIONS, AUDITS, ETC                                    42
      5.8  EMPLOYEE MATTERS                                               42
      5.9  SOLVENCY                                                       42
      5.10 EFFECT OF SUPPLEMENTAL RELATED TRANSACTIONS AND
           NEW RELATED TRANSACTIONS                                       42

SECTION 6

      DEFAULT, RIGHTS AND REMEDIES                                        43

      6.1  EVENT OF DEFAULT                                               43

           (A)  PAYMENT                                                   43
           (B)  DEFAULT IN OTHER AGREEMENTS                               43
           (C)  BREACH OF CERTAIN PROVISIONS                              43
           (D)  BREACH OF WARRANTY                                        44
           (E)  OTHER DEFAULTS UNDER LOAN DOCUMENTS                       44
           (F)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC      44
           (G)  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC        44
           (H)  GOVERNMENTAL LIENS                                        44
           (I)  JUDGMENT AND ATTACHMENTS                                  45
           (J)  DISSOLUTION                                               45
           (K)  SOLVENCY                                                  45
           (L)  INJUNCTION                                                45
           (M)  ERISA; PENSION PLANS                                      45
           (N)  ENVIRONMENTAL MATTERS                                     45
           (O)  INVALIDITY OF LOAN DOCUMENTS                              45
           (P)  DAMAGE; STRIKE; CASUALTY                                  45
           (Q)  LICENSES AND PERMITS                                      46
           (R)  FAILURE OF SECURITY                                       46

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           (S)  CHANGE IN CONTROL                                         46
           (T)  BRS FUNDING AGREEMENT                                     46

      6.2  SUSPENSION OF COMMITMENTS                                      46
      6.3  ACCELERATION                                                   46
      6.4  PERFORMANCE BY AGENT                                           47

SECTION 7

      CONDITIONS TO LOANS                                                 47

      7.1  CONDITIONS TO THE AMENDMENT AND RESTATEMENT OF THIS AGREEMENT  47
      7.2  CONDITIONS TO ALL LOANS                                        47

SECTION 8

      ASSIGNMENT AND PARTICIPATION                                        48

      8.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES              48
      8.2  AGENT                                                          49

           (A)  APPOINTMENT                                               49
           (B)  NATURE OF DUTIES                                          50
           (C)  RIGHTS, EXCULPATION, ETC                                  50
           (D)  RELIANCE                                                  51

           (E)  INDEMNIFICATION                                           51
           (F)  HELLER INDIVIDUALLY                                       51
           (G)  SUCCESSOR AGENT                                           52
                (1)  RESIGNATION                                          52
                (2)  APPOINTMENT OF SUCCESSOR                             52
                (3)  SUCCESSOR AGENT                                      52

           (H)  COLLATERAL MATTERS                                        52
                (1)  RELEASE OF COLLATERAL                                52

                (2)  CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES     53
                (3)  ABSENCE OF DUTY                                      53

           (I)  AGENCY FOR PERFECTION                                     53
           (J)  DISSEMINATION OF INFORMATION                              54

      8.3  AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS           54
      8.4  SET OFF AND SHARING OF PAYMENTS                                54
      8.5  DISBURSEMENT OF FUNDS                                          55
      8.6  DISBURSEMENTS OF ADVANCES; PAYMENT                             55

           (A)  REVOLVING LOAN ADVANCES, PAYMENTS AND SETTLEMENTS;
                RELATED FEE PAYMENTS                                      55
           (B)  TERM LOAN PAYMENTS; RELATED FEE PAYMENTS                  57
           (C)  AVAILABILITY OF LENDER'S PRO RATA SHARE                   57
           (D)  RETURN OF PAYMENTS                                        57

SECTION 9

      MISCELLANEOUS                                                       58
      9.1  INDEMNITIES                                                    58
      9.2  AMENDMENTS AND WAIVERS                                         58
      9.3  NOTICES                                                        59
      9.4  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE          60
      9.5  MARSHALLING; PAYMENTS SET ASIDE                                60
      9.6  SEVERABILITY                                                   60
      9.7  LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF
           LENDERS' RIGHTS                                                60
      9.8  HEADINGS                                                       60
      9.9  APPLICABLE LAW                                                 60
      9.10 SUCCESSORS AND ASSIGNS                                         61
      9.11 NO FIDUCIARY RELATIONSHIP                                      61
      9.12 CONSTRUCTION                                                   61
      9.13 CONFIDENTIALITY                                                61
      9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS                 61
      9.15 WAIVER OF JURY TRIAL                                           62

      9.16 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS                  62
      9.17 ENTIRE AGREEMENT                                               63
      9.18 COUNTERPARTS; EFFECTIVENESS                                    63
      9.19 EFFECT OF AMENDMENT AND RESTATEMENT.                           63

SECTION 10

      DEFINITIONS                                                         63
      10.1 CERTAIN DEFINED TERMS                                          63
      10.2 OTHER DEFINITIONAL PROVISIONS                                  75

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


           This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 11, 1997 and entered into by and among B&G FOODS, INC., formerly known as B Companies Acquisition Corp., a Delaware corporation ("Borrower"), with its principal place of business c/o Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, New York, New York, 10022, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, as a Lender (as hereinafter defined in
SECTION 10), and as agent for all Lenders, the other Lenders signatory hereto as of the date hereof and such other persons executing this Agreement as Lenders at any time hereafter.

                                R E C I T A L S:

           WHEREAS, certain of the parties hereto are party to that certain Credit Agreement dated as of December 27, 1996 (as amended, the "Original Credit Agreement") pursuant to which the Lenders signatory thereto extended certain term credit facilities and a revolving credit facility to Borrower to fund the Acquisition (as hereinafter defined in SECTION 10), to provide working capital financing for Borrower and its Subsidiaries and to provide funds for other general corporate purposes of Borrower and its Subsidiaries;

           WHEREAS, as of the First Amendment Date (as hereinafter defined in SECTION 10), certain of the parties hereto entered into that certain Amended and Restated Credit Agreement dated as of June 17, 1997 (as amended, the "Prior Credit Agreement") pursuant to which the Lenders signatory thereto extended certain additional term credit facilities and increased the revolving credit facility in order to amend and restate the "Obligations" under the Original Credit Agreement, to provide a portion of the funds for the 1997 Acquisition (as hereinafter defined in SECTION 10), to continue to provide working capital financing for Borrower and its Subsidiaries and to provide funds for other general corporate purposes of Borrower and its Subsidiaries;

           WHEREAS, Borrower, Agent and Lenders signatory hereto desire to enter into this Agreement pursuant to which (a) certain of Borrower's "Obligations" under and as defined in the Prior Credit Agreement (the "Prior Obligations") shall be amended and restated on the terms herein contained, (b) the Term Loans (as hereinafter defined in SECTION 10) shall be repaid in full with a portion of the proceeds of the Permanent Subordinated Debt (as hereinafter defined in SECTION 10), and (c) Lenders shall increase the amount of the revolving credit facility in order to (i) amend and restate the remaining outstanding balance (after giving effect to the New Related Transactions (as hereinafter defined in SECTION 10)) of the Prior Obligations, (ii) continue to provide working capital financing for Borrower and its Subsidiaries, (iii) provide funds for Permitted Acquisitions (as hereinafter defined), subject to the provisions of SUBSECTIONS
3.16 and

3.18 hereof, and (iv) provide funds for other general corporate purposes of Borrower and its Subsidiaries;

           WHEREAS, on the Original Closing Date, Borrower secured all of its "Obligations" under the Original Loan Documents by pledging to Agent, for the benefit of Agent and Lenders, the capital stock of its direct Subsidiaries (as hereinafter defined in SECTION 10) and by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its personal and real property, which security interests and liens shall be continuing in all respects with respect to the Obligations hereunder pursuant to the Loan Documents;

           WHEREAS, on the Original Closing Date, Holdings guaranteed all "Obligations" of Borrower under the Original Loan Documents and secured such guaranty by pledging to Agent, for the benefit of Agent and Lenders, the capital stock of Borrower, which guarantee and pledge were reaffirmed as of the First Amendment Date, and Holdings is willing to reaffirm such guaranty and pledge on the Effective Date, which guaranty and pledge shall be continuing in all respects with respect to the Obligations hereunder pursuant to the Loan Documents;

           WHEREAS, on the Original Closing Date, each of Borrower's direct and indirect Subsidiaries (other than RWBV) guaranteed all "Obligations" of Borrower under the Original Loan Documents and secured such guaranty by pledging to Agent, for the benefit of Agent and Lenders, the capital stock of its direct Subsidiaries and by granting to Agent, for the benefit of Agent and Lenders, a security interest and lien upon all of its real and personal property, which guarantee and pledge were reaffirmed as of the First Amendment Date, and each such Subsidiary is willing to reaffirm such guaranty and such security on the Effective Date, which guaranty, security interests and liens shall be continuing in all respect with respect to the Obligations hereunder pursuant to the Loan Documents; and

           WHEREAS, on the First Amendment Date, Borrower provided further security for the Obligations by pledging to Agent, for the benefit of Agent and Lenders, all of the issued and outstanding capital stock of RWBV (as hereinafter defined in SECTION 10);

           WHEREAS, on the First Amendment Date, RWBV guaranteed all "Obligations" of Borrower under the Prior Loan Documents and secured such guaranty by pledging to Agent, for the benefit of Agent and Lenders, the capital stock of its direct Subsidiaries, if any, and by granting to Agent, for the benefit of Agent and Lenders, a security interest and lien upon all of its real and personal property, and RWBV is willing to reaffirm such guaranty and such security on the Effective Date, which guaranty, security interests and liens shall be continuing in all respects with respect to the Obligations hereunder pursuant to the Loan Documents;

           WHEREAS, prior to the Effective Date, Borrower caused to be formed RWBV Brands Company, a Delaware corporation and a wholly-owned Subsidiary of RWBV (the "RWBV Trademark Subsidiary");

           WHEREAS, on the Effective Date, RWBV shall provide further security for the Obligations by pledging to Agent, for the benefit of Agent and Lenders, all of the issued and outstanding capital stock of the RWBV Trademark Subsidiary;

           WHEREAS, on the Effective Date, the RWBV Trademark Subsidiary shall guarantee all "Obligations" of Borrower under the Loan Documents and shall secure such guaranty by pledging to Agent, for the benefit of Agent and Lenders, the capital stock of its direct Subsidiaries, if any, and by granting to Agent, for the benefit of Agent and Lenders, a security interest and lien upon all of its real and personal property;

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

                                    SECTION 1

                           AMOUNTS AND TERMS OF LOANS


            1.1 LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

            (A) TERM LOANS TERM LOANS. On the Effective Date and after giving effect to the consummation of the New Related Transactions, the principal balance of the Term Loans (as set forth below) and all accrued and unpaid interest thereon shall have been repaid in full with a portion of the proceeds of the Permanent Subordinated Debt:

                 (1) "Term Loan A", having an aggregate principal balance as of the Effective Date equal to $25,000,000; and

                 (1) "Term Loan B", having an aggregate principal balance as of the Effective Date equal to $35,000,000.

           The aggregate amount required to repay the foregoing Term Loans in full on the Effective Date, including all accrued and unpaid interest thereon as of such date, is $60,128,458.34, and the aggregate amount required to so repay the Term Loans together with the

Prior Revolving Loan and all interest and fees thereon as of the Effective Date is $76,806,556.88. The parties hereto acknowledge that all Term Loans previously borrowed under SUBSECTION 1.1(A) of the Original Credit Agreement or the Prior Credit Agreement and repaid may not be reborrowed.

            (A) REVOLVING LOANS . Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, each Lender agrees, severally and not jointly, to lend to Borrower from time to time from the Original Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Borrower, to be made by Lenders under this SUBSECTION 1.1(B), up to an aggregate maximum for all Lenders of $50,000,000 (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". On the Effective Date, the outstanding balance of the Prior Revolving Loan (after giving effect to the New Related Transactions) shall be repaid in full with a portion of the proceeds of the Permanent Subordinated Debt (without any permanent reduction of the Revolving Loan Commitment). Revolving Loans may be repaid and reborrowed. The "Maximum Revolving Loan Balance" at any time will be equal to the Revolving Loan Commitment at such time less outstanding Risk Participation Liability at such time. If at any time the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance, Lenders shall not be obligated to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements, and Revolving Loans must be repaid immediately, in an amount sufficient to eliminate any such excess. Revolving Loans may be requested in any amount with one (1) Business Day prior notice required for amounts greater than $5,000,000. For amounts less than $5,000,000, written or telephonic notice must be provided by noon CST on the day on which the Loan is to be made. All LIBOR Loans require three (3) Business Days notice. All Loans requested telephonically must be confirmed in writing within twenty-four (24) hours. All such written requests or confirmations shall be in the form of EXHIBIT 1.1(B). Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower, which officer or other person has been designated by Borrower to Agent in advance by an incumbency certificate or other written notice. Assuming timely delivery of a Revolving Loan advance request by Borrower as set forth above, each advance under the Revolving Loans shall be deposited in immediately available funds by 3:00 CST on the proposed Funding Date to such account as Borrower may from time to time designate to Agent in writing.

            (B) LETTERS OF CREDIT AND RISK PARTICIPATION AGREEMENTS . The Revolving Loan Commitment may, in addition to Revolving Loan advances, be utilized, upon the request of Borrower, for (i) the issuance of letters of credit for the account of Borrower or any of its Subsidiaries by Agent (each such letter of credit, a "Lender Letter of Credit") or (ii) the issuance by Agent of risk participation agreements (each such agreement, a "Risk Participation

Agreement") to confirm payment to banks which issue letters of credit for the account of Borrower or any of its Subsidiaries; PROVIDED, that Borrower shall be a co-applicant with respect to each such Lender Letter of Credit or other letter of credit issued for the account of any of its Subsidiaries. All Prior Lender Letters of Credit and Prior Risk Participation Agreements issued under the Prior Credit Agreement shall constitute Lender Letters of Credit and Risk Participation Agreements hereunder and shall, from and after the Effective Date, be subject to all of the terms and conditions set forth in this Agreement.

                 (1) MAXIMUM AMOUNT . The aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit and Risk Participation Agreements outstanding for the account of Borrower and its Subsidiaries at any time shall not exceed $3,000,000.

                 (2) REIMBURSEMENT . Borrower shall be irrevocably and unconditionally obligated immediately without presentment, demand, protest or other formalities of any kind, to reimburse Agent for any amounts paid by Agent with respect to a Lender Letter of Credit or a Risk Participation Agreement, including all fees, costs and expenses paid by Agent to any bank that issues letters of credit. Borrower hereby authorizes and directs Agent, at Agent's option, to make a Revolving Loan in the amount of any payment made by Agent with respect to any Lender Letter of Credit or any Risk Participation Agreement. All amounts paid by Agent with respect to any Lender Letter of Credit or Risk Participation Agreement that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate applicable to Revolving Loans calculated using the Base Rate. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this SUBSECTION 1.1(C)(2). If no such Revolving Loan is made, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit or Risk Participation Agreement, as the case may be, and each Lender agrees to pay Agent upon Agent's demand (which payment shall be made to Agent on the Business Day of such demand if made by Agent on or before 1:00 p.m. CST on such Business Day and on the following Business Day if such demand is made after 1:00 p.m. CST) such Lender's Pro Rata Share of any payments made by Agent under such Lender Letter of Credit or Risk Participation Agreement. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SUBSECTION 7.2. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Lender Letter of Credit or Risk Participation Agreement as provided in this SUBSECTION 1.1(C)(2), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                 (3) CONDITIONS OF ISSUANCE OF LETTERS OF CREDIT OR RISK PARTICIPATION AGREEMENTS . In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any Lender Letter of Credit or Risk Participation Agreement shall be subject to the conditions precedent that the Lender Letter of Credit, the Risk Participation Agreement or the letter of credit for which Borrower requests a Risk Participation Agreement shall support a transaction entered into in the ordinary course of Borrower's or any of its Subsidiaries' respective businesses and shall be in such form, and for such amount, as is reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit and each letter of credit to be issued under a Risk Participation Agreement shall be on a date which is no later than the thirtieth
(30th) day before the date set forth in clause (c) of the definition of the term Expiry Date. Each Risk Participation Agreement shall provide that the agreement terminates and all demand or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the date set forth in clause (c) of the definition of the term Expiry Date.

                 (4) REQUEST FOR LENDER LETTERS OF CREDIT OR RISK PARTICIPATION AGREEMENTS . Borrower shall give Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit or Risk Participation Agreement (or a letter of credit to be issued under a Risk Participation Agreement) is requested to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. After the issuance of a Risk Participation Agreement in favor of a bank that will issue letters of credit on behalf of Borrower or any of its Subsidiaries, Borrower shall give Agent at least two (2) Business Days prior written notice specifying the date a letter of credit is to be issued under a Risk Participation Agreement (five (5) Business Days in the case of the first letter of credit to be issued under a particular Risk Participation Agreement), identifying the beneficiary and describing the nature of the transactions purposed to be supported thereby. Any notice described in this paragraph shall be accompanied by the form of the Lender Letter of Credit or the letter of credit to which such Risk Participation Agreement relates.

            (C) NOTES . Borrower shall execute and deliver to each Lender a Note to evidence the Revolving Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitment. In the event of an assignment under SUBSECTION 8.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned. The revolving note issued by Borrower under the Prior Credit Agreement shall be cancelled and replaced by the Notes evidencing the Revolving Loan issued hereunder on the Effective Date and the outstanding revolving loan obligations of Borrower formerly evidenced by such cancelled note hereafter shall be evidenced by such Notes issued hereunder and shall constitute Obligations hereunder secured by all of the Collateral.

            1.2  FEES INTEREST AND RELATED FEES .

            (A) INTEREST . From the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest, depending upon Borrower's election from time to time, as permitted herein, to have portions of the Loans accrue interest based upon the LIBOR, at the rates set forth in paragraphs (1) and (2) below:

                 (1) the Revolving Loans and all other Obligations shall bear interest at the sum of the Base Rate PLUS one percent (1.00%) per annum. "Base Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Citibank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

                 (1) the Revolving Loans shall bear interest at the sum of the LIBOR PLUS two and one-half of one percent (2.50%) per annum. "LIBOR" means, for each Interest Period, a rate equal to: (a) the rate of interest determined by Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day which is two
      (2) Business Days prior to the first day of such Interest Period, PROVIDED that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used, PROVIDED, FURTHER, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in U.S. dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Citibank, N.A. to prime banks in the London interbank market, DIVIDED BY (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other U.S. governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). "LIBOR Loans" means Loans bearing interest at rates determined by reference to the LIBOR.

      Each LIBOR Loan may be obtained for a one (1), two (2), three (3), or six
      (6) month period (each being an "Interest Period"). With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Base Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, and (c) no Interest Period shall extend beyond the date set forth in clause (c) of the definition of the term "Expiry Date."

      If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower demonstrating the calculation of the increased cost and requiring payment thereof to Agent for the benefit of the affected Lenders within ten (10) days after the date of the certificate. Subject to SUBSECTION 1.8, there are no limitations on the number of times such certificate may be submitted.

            (A) COMMITMENT FEE . From the Original Closing Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee in an amount equal to
(1)(a) the Revolving Loan Commitment as from time to time in effect LESS (b) the sum of the average daily balance of (i) the Revolving Loans PLUS (ii) the average daily aggregate amount of outstanding Risk Participation Liability during the preceding calendar quarter, MULTIPLIED BY (2) one-half of one percent (.50%) per annum. Such fee is to be paid quarterly in arrears on the first day of each calendar quarter.

            (B) RISK PARTICIPATION FEE . From the Original Closing Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee for each Lender Letter of Credit and each Risk Participation Agreement from the date of issuance to the date of termination equal to the average daily outstanding amount of the Risk Participation Liability MULTIPLIED BY two and one-half of one percent (2.50%) per annum. Such fee is to be paid quarterly in arrears on the first day of each calendar quarter. Borrower shall also reimburse Agent for any and all fees and expenses paid to the issuer of any letter of credit that is in any way related to a Risk Participation Agreement.

            (C) COMPUTATION OF INTEREST AND RELATED FEES . Interest on all Loans and all other Obligations and any fees set forth in this SUBSECTION 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each calendar quarter and on the Expiry Date, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

            (D) DEFAULT RATE OF INTEREST . At the election of Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is percent two (2%) in excess of the rates otherwise payable under this Agreement. Furthermore, during any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted at Agent's discretion into Base Rate Loans and the LIBOR election will not be available to Borrower until all Events of Default are cured or waived.

            (E) EXCESS INTEREST . Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded. If any excess interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any excess interest; and (3) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction.

            (F) LIBOR RATE ELECTION . Borrower may request that Revolving Loans be made as LIBOR Loans, that outstanding portions of the Base Rate Loans be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan (for the same or a different Interest Period) upon expiration of the applicable Interest Period. Any such request, which will be made by submitting a LIBOR Loan request, in the form of EXHIBIT 1.2(G), shall pertain to Loans in an aggregate minimum amount of $500,000 and integral multiples of $10,000 in excess thereof. Once given, a LIBOR Loan request shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Agent not less than three (3) days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans which are not the subject of a LIBOR Loan request shall be Base Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each LIBOR Loan request received by Agent not less than two (2) Business Days prior to the Funding Date of the LIBOR Loan requested thereby.

            1.3  OTHER FEES AND EXPENSES .

            (A) (1) CERTAIN FEES . Borrower paid to Heller, individually, on the Original Closing Date, the fees specified in that certain letter agreement dated the Original Closing Date between Borrower and Heller, and Borrower paid to Heller, individually on the First Amendment Date, the fees specified in that certain letter agreement dated the First Amendment Date between Borrower and Heller. In addition to the foregoing, Borrower shall pay to Heller, individually, the fees specified in that certain letter agreement dated the Effective Date between Borrower and Heller, such fees to be paid on the dates and in the amounts specified in such letter agreement.

           (2) Borrower shall pay to Agent, for the account, of each Lender, a fee on the Effective Date in an amount equal to (a) such Lender's Commitment as of the Effective Date, multiplied by (b) one-quarter of one percent (.250%) per annum.

            (A) LIBOR BREAKAGE FEE . Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or
(ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all affected Lenders, an amount (the "LIBOR Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by each such affected Lender in connection with the re-employment of such funds) that any such affected Lender may sustain as a result of such default or such payment.

            (B) EXPENSES AND ATTORNEYS FEES . Borrower agrees to promptly pay all reasonable fees, costs and expenses (including those of attorneys) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein and in connection with the syndication of the Loans and the continued administration of the Loan Documents including any amendments, modifications and waivers. Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower or any other Loan Party. All fees, costs and expenses for which Borrower is responsible under this SUBSECTION 1.3(C) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of SUBSECTION 1.4 and secured by the Collateral.

            1.4 PAYMENTS . All payments by Borrower of the Obligations shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate by written notice to Borrower.

                     ABA No. 0710-0001-3
                     Account Number 55-00540
                     The First National Bank of Chicago
                     One First National Plaza
                     Chicago, IL 60670
                     Reference:  Heller Corporate Finance Group
                                 for the benefit of B&G Foods, Inc.

Borrower shall receive credit on the day of receipt for funds received by Agent by 1:00 p.m. CST. In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

           Borrower hereby authorizes Lenders to make Revolving Loans, on the basis of their Pro Rata Shares, for the payment when due of interest, commitment fees, Risk Participation Liability fees, LIBOR Breakage Fees and Risk Participation Liability payments. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Agent pursuant to SUBSECTION 1.3(C) or elsewhere in any Loan Document may be debited to the

Revolving Loan after fifteen (15) days written notice to Borrower. After the occurrence of an Event of Default, no notice will be required.

            1.5 PREPAYMENTS PREPAYMENTS .

            (A) VOLUNTARY PREPAYMENT OF REVOLVING LOANS . At any time, Borrower may prepay the Revolving Loans in whole or in part, without penalty, but with LIBOR Breakage Fees, if applicable. Such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans (but not as a permanent reduction of the Revolving Loan Commitment).

            (B) PREPAYMENTS FROM ASSET DISPOSITIONS . Immediately upon the Loan Parties' receipt of Net Proceeds of any Asset Disposition, Borrower shall repay the outstanding principal balance of the Obligations by the amount of such Net Proceeds; PROVIDED that Borrower or its Subsidiaries may reinvest all Net Proceeds of such Asset Disposition, within two hundred seventy (270) days, in productive replacement assets of a kind then used or usable in the business of Borrower or its Subsidiaries. If (1) Borrower or its Subsidiaries do not intend to so reinvest such Net Proceeds, or (2) the period set forth in the immediately preceding sentence expires without Borrower or its Subsidiaries having reinvested such Net Proceeds, Borrower shall prepay the Revolving Loans in an amount equal to the Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with SUBSECTION 1.5(D).

            (C) PREPAYMENT FROM ISSUANCE OF SECURITIES . Without duplication of
Section 1.5(B) above, immediately upon the receipt by any Loan Party of the proceeds of the issuance of equity securities or options, warrants or other rights to purchase equity securities (other than (1) proceeds of the issuance of equity securities of Holdings or Borrower received on or before the Original Closing Date, (2) proceeds of the issuance of equity securities of Holdings (or options, warrants or other rights to purchase such equity securities) to members of the management of the Loan Parties, (3) proceeds of the issuance of equity securities by any Subsidiary of Borrower to Borrower, (4) the cancellation of Indebtedness under the Eagle Rock Notes in exchange for equity securities of Holdings, (5) proceeds of the issuance of equity securities of Holdings to the BRS Investors so long as, before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (6) proceeds of the issuance on the First Amendment Date of preferred stock of Holdings to BRS in exchange for $7,000,000 in principal amount of the Original Subordinated Debt in accordance with the terms of the applicable Supplemental Related Transaction Documents), Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. The payments shall be applied in accordance with SUBSECTION 1.5(D).

            (D) APPLICATION OF PROCEEDS . With respect to the mandatory prepayments described in SUBSECTION 1.5(C), such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans (but not as a permanent reduction of the Revolving

Loan Commitment). With respect to any mandatory prepayment described in SUBSECTION 1.5(B) arising in connection with an Asset Disposition, such prepayment shall first be applied to reduce the outstanding principal balance of the Revolving Loans (but not as a permanent reduction of the Revolving Loan Commitment), and any portion of any such prepayment which is not reinvested as described in SUBSECTION 1.5(B) shall be applied to reduce the outstanding principal balance of the Revolving Loans (and the Revolving Loan Commitment shall be permanently reduced by the amount so applied) until such time as the aggregate amount of Commitment reductions so effected equals $25,000,000. From and after such date, any proceeds of Asset Dispositions shall be reinvested as described in SUBSECTION 1.5(B), and in no event shall Borrower permit any such proceeds to constitute "Excess Proceeds" as defined in the New Indenture which, pursuant to the New Indenture, would be required to be applied to prepay any portion of the Permanent Subordinated Debt.

            1.6 TERM OF THE AGREEMENT . All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Termination Date to the extent not otherwise due and payable prior to such date. Upon such date and following repayment in full of the Obligations, this Agreement will terminate. Notwithstanding any such termination, until all Obligations have been fully paid and satisfied and all Lender Letter of Credits and Risk Participation Agreements have been terminated, Agent, for the benefit of Agent and Lenders, shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

            1.7 LOAN ACCOUNTS LOAN ACCOUNTS . Agent will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) all Risk Participation Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be rebuttably presumptive evidence of the amounts due and owing to Agent and Lenders, PROVIDED that any failure by Agent to so record shall not limit or affect Borrower's obligation to pay. Within five
(5) days of the first of each month, Agent shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

            1.8 CAPITAL ADEQUACY AND OTHER ADJUSTMENTS . In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            1.9  TAXES .

            (A) NO DEDUCTIONS NO DEDUCTIONS . Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"), excluding (i) any tax imposed on the overall net income (including a franchise tax based on net income) of any Lender or the lending office of any Lender, (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any tax imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by an authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change and (iii) any tax imposed on or measured by the overall net income (including a franchise tax based on net income) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made. If Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Tax Liabilities, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to Agent within 30 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

            (A) CHANGES IN TAX LAWS . In the event that, subsequent to the Effective Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof,
(2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                 (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit or Risk Participation Agreements issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                 (1) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Lender Letter of Credit or Risk Participation Agreement or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents (any such amount being referred to herein as an "Indemnification Amount"). If Agent or such Lender becomes entitled to claim any Indemnification Amount pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any Indemnification Amount payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (A) FOREIGN LENDERS . Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (1) either (a) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes or (b) in the case of a Foreign Lender that is not a "bank" within the meaning of IRC section 881(c)(3)(A), (i) a statement under penalties of perjury that it (x) is not a bank within the meaning of IRC section 881(c)(3)(A), is not subject to regulatory or other legal requirements as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of IRC section 881(c)(3)(B) and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of IRC section 881(c)(3)(c), and (ii) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent. In addition, each Lender agrees that from time to time, when a lapse in time or change in circumstances renders the previous Certificate of Exemption obsolete or inaccurate in any material respect, upon written notification from Borrower of such lapse or change in circumstances not less than ten (10) Business Days prior to the date of any payment to such Lender under this Agreement for which Borrower would have to withhold and pay any withholding Tax, such Lender will deliver to Borrower and Agent two new accurate and complete original signed Certificates of Exemption as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Agent of its inability to deliver any such Certificate of Exemption.

            If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, PROVIDED that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

            If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect of any Tax Liabilities or Indemnification Amount as to which it has been indemnified by Borrower or with respect to which Borrower has paid increased amounts under this
SECTION 1.9, it shall promptly notify Borrower of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which the Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender) repay the amount of such refund or benefit of such credit to Borrower (to the extent of amounts that have been paid by Borrower under this SECTION 1.9 with respect to Tax Liabilities or Indemnification Amounts giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other governmental authority with respect to such refund or credit); PROVIDED, HOWEVER, that Borrower, upon the request of such Lender, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such

Lender is required to repay the amount of such refund or benefit of such credit to the relevant authority or other governmental authority.

            1.10 OPTIONAL PREPAYMENT/REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS . Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in SUBSECTIONS 1.8 or 1.9(B), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

            (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Revolving Loan Commitment to such Replacement Lender, PROVIDED that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

            (A) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

                                    SECTION 2

                             AFFIRMATIVE COVENANTS


           Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this SECTION 2 applicable to such Person.

            2.1 COMPLIANCE WITH LAWS . Each Loan Party will (a) comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which such Loan Party is now doing business or may hereafter be doing business, other than such noncompliance which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Loan Party, for which the loss, suspension, revocation or failure to obtain or renew, would reasonably be expected to have a Material Adverse Effect. This SUBSECTION 2.1 shall not preclude any Loan Party from contesting any taxes or other payments, if they are being diligently contested in good faith and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that, as of the date hereof (i) Borrower and each other Loan Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and (ii) Borrower and each other Loan Party maintains all licenses, qualifications and permits referred to above, in each case where the failure to comply or maintain would not reasonably be expected to have a Material Adverse Effect.

            2.2 MAINTENANCE OF PROPERTIES; INSURANCE . Each Loan Party will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and obsolescence excepted, all material properties used in the business of such Loan Party and will make or cause to be made all necessary repairs, renewals and replacements thereof. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower will maintain and will cause its Subsidiaries to maintain business interruption insurance in an aggregate amount, together with property damage insurance, not less than $50,000,000. Borrower and each of its Subsidiaries shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Agent, Agent, for the benefit of Agent and Lenders, to be named as lender's loss payee in the case of casualty insurance, Agent, for the benefit of Agent and Lenders, to be named as additional insured in the case of all liability insurance and Agent, for the benefit of Agent and Lenders, to be named as assignee in the case of all business interruption insurance. Borrower represents and warrants that it and each other Loan Party currently maintains all material properties as set forth above and maintains all insurance described above.

            2.3 INSPECTION; LENDER MEETING . Each Loan Party shall permit any authorized representatives of Agent to visit and inspect any of the properties of such Loan Party, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times and after reasonable notice during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted at their own expense to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

            2.4 CORPORATE EXISTENCE, ETC . Except as otherwise permitted by SUBSECTION 3.6, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

            2.5  INTENTIONALLY OMITTED .

            2.6  FURTHER ASSURANCES.

            (A) Each Loan Party shall and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents, PROVIDED that absent the occurrence and continuance of an Event of Default, neither Agent nor Requisite Lenders shall request that any Loan Party grant to Agent and Lenders a leasehold mortgage in respect of any real property leased by any Loan Party on the Original Closing Date.

            (A) In the event Lenders hereafter consent to the creation or acquisition by Borrower or any of its Subsidiaries of a new Subsidiary, Borrower shall cause such Subsidiary to promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents executed concurrently herewith (or executed as of the Original Closing Date or the First Amendment Date, as applicable), with such modifications as are reasonably requested by Agent. Without limitation of the foregoing, the parties hereto acknowledge that, as of the First Amendment Date, Borrower caused RWBV to execute those Security Documents listed on SCHEDULE 7.1(B) to the Prior Credit Agreement and caused B&G to pledge all of the issued and outstanding capital stock of RWBV to the Agent for the benefit of the Agent and the Lenders. Further without limitation of the foregoing, as of the Effective Date, Borrower and its Subsidiaries shall cause the RWBV Trademark Subsidiary to execute those Security Documents listed on SCHEDULE 7.1, and Borrower shall cause RWBV to pledge all of the issued and outstanding capital stock of the RWBV Trademark Subsidiary to the Agent for the benefit of the Agent and the Lenders

            2.7 LIQUIDATION OF B&G-DSD. The parties hereto acknowledge that Borrower caused B&G-DSD to be merged with and into BGH Holdings on the Original Closing Date in accordance with that certain Plan of Distribution, Complete Liquidation and Dissolution under Section 332 of the IRC.

                                    SECTION 3

                               NEGATIVE COVENANTS


           Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this SECTION 3 applicable to such Person.

            3.1 INDEBTEDNESS .  No Loan Party will, nor will any
Loan Party permit any of its Subsidiaries, directly or indirectly to, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

            (A)  the Obligations;

            (A) intercompany Indebtedness among Borrower and its Subsidiaries; PROVIDED that the obligations of each obligor of such Indebtedness shall:
      (1) be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise); and (2) be evidenced by promissory notes, which shall have been pledged to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

            (A) Subordinated Indebtedness of Borrower evidenced by the Permanent Subordinated Notes or by any Exchange Notes issued in exchange therefor as contemplated by Section 2.06(f) of the New Indenture and the provisions of the Registration Rights Agreement so long as such Exchange Notes continue to be governed by the terms and conditions set forth in the New Indenture;

            (A) Indebtedness of Borrower and its Subsidiaries not to exceed $3,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to capital leases;

           (E) Indebtedness of Roseland Distribution evidenced by the Eagle Rock Notes;

           (F) Indebtedness of Borrower and its Subsidiaries outstanding on the Effective Date (after giving effect to the New Related Transactions) and described on SCHEDULE 3.1; and

           (G) Refinancings of Indebtedness described in clauses (D) and (F) above, so long as such refinancings are on terms and conditions no less favorable to Borrower or the applicable Subsidiary of Borrower, as determined by Agent, than the terms of the Indebtedness being refinanced and so long as, in the case of any refinancing of secured Indebtedness, no Liens attach to any property or assets of any Loan Party other than the property and assets which previously secured the Indebtedness so refinanced.

            3.2  LIENS AND RELATED MATTERS .

            (A) NO LIENS . No Loan Party will, nor will any Loan Party permit any of its Subsidiaries directly or indirectly to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of such Loan Party or such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "Permitted Encumbrances" means the following:

                 (1) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) for taxes, assessments or other governmental charges not yet due and payable or where payment is not otherwise required pursuant to SUBSECTION 2.1 hereof;

                 (1) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty
      (30) days delinquent or which are being contested in good faith; PROVIDED that a reserve or other appropriate provision shall have been made therefor;

                 (1) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (1) deposits, in an aggregate amount not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers;

                 (1) Liens for purchase money obligations (including refinancings thereof permitted under SUBSECTION 3.1); PROVIDED that: (a) the purchase of the asset subject to any such Lien is permitted under SUBSECTION 4.1; (b) the Indebtedness secured by any such Lien is permitted under SUBSECTION 3.1; and (c) any such Lien encumbers only the asset so purchased;

                 (1) any attachment or judgment Lien not constituting an Event of Default under SUBSECTION 6.1(I);

                 (1) easements, rights of way, covenants, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the applicable Loan Party as currently conducted;

                 (1) any interest or title of a lessor or sublessor under any operating lease;

                 (1) Liens in favor of Agent, for the benefit of Agent and Lenders;

                 (1) Liens existing on the Effective Date and renewals and extensions thereof, which Liens are set forth on SCHEDULE 3.2(A)(10) hereto;

                 (11) Liens under licensing agreements for the use of Intellectual Property entered into in the ordinary course of business;

                (12) Liens permitted under the Security Documents; and

                (13) any interest of a lessee or sublessee of real property owned by Borrower or any of its Subsidiaries, so long as the lease by Borrower or such Subsidiary of such real property is subordinate to the Lien of Agent, for the benefit of Agent and Lenders, in such real property and is otherwise permitted under SUBSECTION 3.7.

            (A) NO NEGATIVE PLEDGES . No Loan Party will nor will any Loan
Party permit any of its Subsidiaries directly or indirectly to, enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except (1) pursuant to the Permanent Subordinated Debt Documents; (2) for any such prohibition, encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (3) for restrictions contained in security agreements, mortgages, or similar agreements evidencing or governing Permitted Encumbrances securing Indebtedness which is permitted hereunder, to the extent such restrictions restrict the transfer of the property subject to such security agreement, mortgage, or similar agreement; and (4) any license or other arrangement permitted by this Agreement concerning Intellectual Property, which prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon such Intellectual Property (provided that any such prohibition or limitation shall only be effective against such Intellectual Property).

            (B) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER . Except as provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions for the benefit of Agent and Lenders, pay any Indebtedness owed to Borrower or any other Subsidiary of Borrower; (3) make loans or advances to Borrower or any Subsidiary of Borrower; or (4) except as specified in CLAUSES
(2), (3) and (4) of SUBSECTION 3.2(B) above, transfer any of its property or assets to Borrower or any other Subsidiary of Borrower.

            3.3 INVESTMENTS; JOINT VENTURES . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

            (A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; PROVIDED that such Cash Equivalents are not subject to setoff rights, other than with respect to non-material bank service charges;

            (A) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under SUBSECTION 3.1;

            (A) The Loan Parties may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

           (D) Holdings may make loans in an aggregate principal amount not exceeding $500,000 to employees of the Loan Parties to finance the sale of Holdings capital stock by Holdings to such employees; and

           (E) Borrower and its Subsidiaries may consummate Permitted Acquisitions.


      "Investment" means (i) any direct or indirect purchase or other acquisition by a Loan Party or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by any Loan Party or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or any State government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the applicable Loan Party's or any of its Subsidiaries' deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of such Loan Party's deposits at such institution.

            3.4 CONTINGENT OBLIGATIONS . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

            (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

            (A) existing on the Effective Date and described in SCHEDULE 3.4 annexed hereto;

            (A) arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

            (A) arising from agreements of any Loan Party providing for customary indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business, assets or a Loan Party or a Subsidiary of a Loan Party (to the extent such disposition is permitted hereunder), other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets, Loan Party or Subsidiary for the purpose of financing such acquisition, PROVIDED that (a) such Indebtedness is not reflected on the balance sheet of any Loan Party (and contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subsection 3.4(D)), and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received without giving effect to any subsequent changes in value) actually received by such Loan Party in connection with such disposition;

            (A) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

            (A) incurred by any Loan Party with respect to Indebtedness permitted by SUBSECTION 3.1;

            (A) of B&G arising under that certain Guaranty dated as of the First Amendment Date in favor of Nabisco and Nabisco Brands Company in respect of RWBV's obligations under the 1997 Asset Purchase Agreement, the Trademark Agreement, the Transition Services Agreement and the Seller Co-Pack Agreement;

            (A) not permitted by clauses (A) through (F) above, so long as any such Contingent Obligations, in the aggregate at any time outstanding, do not exceed $250,000;

            (A) arising in respect of any letter of credit issued for the account of Borrower or any of its Subsidiaries with respect to which Agent has issued a Risk Participation Agreement; and

           (J) arising with respect to interest rate swap agreement or other similar agreement or arrangement designed to alter the risks arising from fluctuations in interest rates with respect to floating rate Indebtedness (including the Obligations) permitted hereunder.

           "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

            3.5 RESTRICTED JUNIOR PAYMENTS . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

            (A) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower or to any Subsidiary of Borrower that is such Subsidiary's parent;

            (A) Borrower may make scheduled payments of accrued and unpaid interest on the Permanent Subordinated Notes, at a per annum rate (absent default) not in excess of 9.625% per annum, subject to the restrictions contained in the New Indenture;

           (C) Borrower may pay dividends to Holdings to permit Holdings to redeem shares of Holdings' capital stock held by employees of any Loan Party who have been terminated or who have died, retired or become disabled, provided that (i) the aggregate cumulative amount of such dividends paid by Borrower to Holdings as of any date of determination, NET of the aggregate cumulative amount of cash capital contributions made by Holdings to Borrower following the Effective Date through such date with the proceeds received upon the issuance of Holdings' capital stock to employees of the Loan Parties (excluding proceeds received upon any issuance referenced in SUBSECTION 2.8 or CLAUSE (D) below), shall not exceed (x) $1,000,000 in any fiscal year, or (y) $3,000,000 in the aggregate during the term of this Agreement, and (ii) at the time any such dividend is paid and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

           (D) Borrower may pay dividends to Holdings to permit Holdings to redeem shares of Holdings' capital stock held by the BRS Investors for the purpose of contemporaneously reissuing such shares to employees of the Loan Parties, PROVIDED that (i) Holdings shall immediately upon such reissuance make a cash capital contribution to Borrower with the proceeds received upon such reissuance in an amount at least equal to the amount of the dividend paid to Holdings and (ii) at the time any such dividend is paid and after giving effect thereto, no Default or Even of Default shall have occurred and be continuing;

           (E) Borrower may pay dividends to Holdings to permit Holdings to (1) pay reasonable and customary directors' fees to the members of Holdings' board of directors, (2) pay federal and state income and franchise tax obligations actually due and payable in cash by Holdings, and (3) provide funds for the payment of other miscellaneous expenses of Holdings, not to exceed $100,000 in any fiscal year, provided that at the time any such dividend is paid and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

           (F) Borrower may pay Liquidated Damages to the holders of the Permanent Subordinated Notes on the dates required pursuant to the Registration Rights Agreement;

           (G) Borrower may, on the Effective Date, use a portion of the proceeds of the Permanent Subordinated Notes to redeem the Prior Subordinated Debt in full; and

           (H) Borrower may, after the Effective Date, consummate the exchange of the Permanent Subordinated Notes issued as of the Effective Date for the Exchange Notes so long as such exchange is made in compliance with the provisions of SUBSECTION 3.11(B).

           "Restricted Junior Payment" means, with respect to any Loan Party:
(i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Loan Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of such Loan Party now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, including any payment of Liquidated Damages; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Loan Party now or hereafter outstanding.

            3.6 RESTRICTION ON FUNDAMENTAL CHANGES . (A) No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to amend, modify or waive any term or provision of its articles of incorporation or by-laws, or any term or provision of any certificates of designations pertaining to preferred stock, in each case in any manner adverse to Agent or Lenders unless required by law; provided that notwithstanding the foregoing the parties acknowledge that prior to the Effective Date (i) Borrower changed its name to "B&G Foods, Inc."; (ii) the Subsidiary formerly known as B&G Foods, Inc. changed its name to "Roseland Distribution Company"; and (iii) Holdings changed its name to "B&G Foods Holdings Corp.", and the Lenders hereby consent to such name changes.

            (B) No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to: (i) enter into any transaction of merger or consolidation, (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iii) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except that
(w) Borrower and/or any of its Subsidiaries may consummate Permitted Acquisitions; (x) upon not less than ten (10) Business Days' prior written notice to Agent and so long as no Default or Event of Default has occurred and is continuing or will result therefrom, Borrower or any Subsidiary of Borrower may acquire by purchase or otherwise all or any substantial part of the business or assets of any other Subsidiary of Borrower; (y) upon not less than ten (10) Business Days prior written notice to Agent and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Borrower may be merged or liquidated with or into Borrower or any other Subsidiary of Borrower so long as Borrower is the survivor of any merger or liquidation to which it is a party; and (z) as provided under SUBSECTION 2.7.

            3.7 DISPOSAL OF ASSETS OR SUBSIDIARY STOCK . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to consummate an Asset Disposition unless (i) such Loan Party or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (which, in the case of any Asset Disposition involving shares or assets having a fair market value in excess of $2.0 million, shall be determined in good faith by the Loan Party's Board of Directors) of the assets or equity interests issued or sold or otherwise disposed of, (ii) at least 75% of the consideration therefor received by such Loan Party or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any Indebtedness of any Loan Party that is assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Loan Party or such Subsidiary from further liability thereon and (y) any securities, notes or other obligations received by the Company or any such Subsidiary into cash (to the extent of cash received), shall be deemed to be cash for purposes of this provision; (iii) the Net Proceeds of such Asset Disposition are applied as required by SUBSECTION 1.5(B); (iv) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in SECTION 4 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; (v) no Default or Event of Default then exists or shall result from such sale or other disposition; (vi) no such Asset Disposition shall give rise to any requirement on the part of any Loan Party to prepay or redeem any Subordinated Indebtedness; and (vii) the aggregate amount of Asset Dispositions consummated by the Loan Parties in any fiscal year shall not exceed $3,000,000.

            3.8 TRANSACTIONS WITH AFFILIATES . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction

(including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Loan Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Loan Party and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Loan Party than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, except the foregoing shall not be deemed to prohibit (a) transactions among Borrower and its Subsidiaries otherwise permitted under this Agreement, (b) the payment by the Loan Parties of reasonable and customary directors' fees to, and the indemnification of, members of their respective boards of directors, (c) the Related Transactions, the Supplemental Related Transactions or the New Related Transactions, (d) payment of the management fees permitted under SUBSECTION 3.9,
(e) the payment of rent and the issuance of the Eagle Rock Notes under the terms of the Eagle Rock Lease, (f) payment of the Restricted Junior Payments permitted under SUBSECTION 3.5, (g) any employment agreement entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of such Loan Party or such Subsidiary, as the case may be, (h) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices, and (i) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officer or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans.

            3.9 MANAGEMENT FEES AND COMPENSATION . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to pay any management, consulting, closing, placement, underwriting, financing or similar fees to any Affiliate or to any director, officer or employee of any Loan Party, except that, so long as no Default or Event of Default has occurred and is then continuing or would result therefrom:

           (A) the parties acknowledge that on January 2, 1997 Borrower paid a one-time fee of $700,000 to BRS pursuant to the BRS Management Agreement;

           (B) Borrower may pay management fees to BRS pursuant to the BRS Management Agreement, as amended from time to time, in an amount not in excess of the lesser of (a) 2.0% of EBIDAT for the period in respect of which such fees are to be paid, (b) the amount permitted to be paid under the terms of the New Indenture, or (c) $700,000 per year, payable in semi-annual installments in arrears on July 31 and January 31 of each year; and

           (C) Borrower may pay transaction fees to BRS or an affiliate thereof in connection with Permitted Acquisitions made by a Loan Party in an amount not to exceed 1% of total transaction value (and the parties acknowledge that Borrower may pay such a fee in connection with the 1997 Acquisition in the amount of $500,000 and in connection with the Trappey's Acquisition in the amount of 120,000, so long as such acquisition constitutes a Permitted Acquisition).

            3.10 CONDUCT OF BUSINESS . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on SCHEDULE 3.10. In further limitation of the foregoing, Holdings shall not engage in any business activity other than the ownership of the capital stock of Borrower and the performance by Holdings of its obligations under the Related Transaction Documents, Supplemental Related Transactions Documents and New Related Transaction(s) Documents to which it is a party.

            3.11 CHANGES RELATING TO SUBORDINATED INDEBTEDNESS; EXCHANGE NOTES; CHANGES RELATING TO EAGLE ROCK AVENUE DOCUMENTS .

            (A) No Loan Party will, directly or directly, amend, modify, supplement or otherwise change the terms of the Permanent Subordinated Debt or any of the Permanent Subordinated Debt Documents, if the effect of such amendment, modification, supplement, or change is to (i) increase the principal amount of the Permanent Subordinated Debt; (ii) increase the rate of interest on any of the Permanent Subordinated Debt or increase the amount of or add any other payment, redemption, repurchase or defeasance obligation in respect of the Permanent Subordinated Debt; (iii) advance the dates upon which payments of principal or interest on, or other amounts in respect of the Permanent Subordinated Debt are due; (iv) make more restrictive any event of default or covenant, or add any event of default, with respect to the Permanent Subordinated Debt, or add any covenant with respect to the Permanent Subordinated Debt which is more restrictive upon any Loan Party or adverse to Agent and Lenders than the covenant set forth in such document as of the Effective Date; (v) change the mandatory redemption or prepayment provisions of the Permanent Subordinated Debt in a manner adverse to any Loan Party or Agent and Lenders; (vi) alter the subordination provisions with respect to the Permanent Subordinated Debt, including, without limitation, subordinating the Permanent Subordinated Debt to any other debt; (vii) grant to any holder of the Permanent Subordinated Debt any liens or security interests in any assets of any Loan Party or any other assets securing the Obligations; or (viii) change or amend any other term of the Permanent Subordinated Debt Documents if such change or amendment would increase the obligations of any Loan Party or confer additional rights on any holder of the Permanent Subordinated Notes or the Exchange Notes in a manner adverse to any Loan Party or Agent and Lenders. From and after the Effective Date, no Loan Party shall cause any Indebtedness, other than the Obligations, to be designated as, or to otherwise be deemed to constitute, "Designated Senior Debt" as defined in the New Indenture.

            (A) Borrower may at any time exchange the Permanent Subordinated Notes for the Exchange Notes pursuant to Section 2.06(f) of the New Indenture and the provisions of the Registration Rights Agreement, provided that such exchange shall be consummated strictly in accordance with the terms of the Permanent Subordinated Debt Documents as in effect as of the Effective Date, and such Exchange Notes shall be governed by the terms and conditions set forth in the New Indenture as in effect on the Effective Date (subject only to such amendments thereto as may have been consummated in accordance with SUBSECTION 3.11(A)).

            (A) The Loan Parties shall not amend the Eagle Rock Lease or the Eagle Rock Notes in a manner adverse to any Loan Party or Agent and Lenders. The Loan Parties will not cancel or prepay the Eagle Rock Notes with or in exchange for cash, securities or other property of any Loan Party except equity securities of Holdings. Agent and Lenders acknowledge and agree that the BRS Funding Agreement and the obligations of BRS thereunder shall be terminated as of the Effective Date.

            3.12 FISCAL YEAR . No Loan Party nor any of its Subsidiaries shall change its fiscal year.

            3.13 PRESS RELEASE; PUBLIC OFFERING MATERIALS . No Loan Party will nor will any Loan Party permit any of its Subsidiaries to disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Agent's or such Lender's prior written approval (except for any public disclosure believed in good faith by Borrower to be required by law), which approval shall not be unreasonably withheld.

            3.14 SUBSIDIARIES . No Loan Party will nor will any Loan Party permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary, except that (A) the Agent and the Lenders hereby consent to the formation of the Trademark Subsidiaries, and (B) Borrower may cause new Subsidiaries to be created in connection with Permitted Acquisitions.

            3.15 BANK ACCOUNTS . No Loan Party will nor will any Loan Party permit any of its Subsidiaries to establish any new bank accounts without prior written notice to Agent.

            3.16 USE OF PROCEEDS . The proceeds of the Loans shall be used only for the purposes set forth in the recitals to this Agreement and, without limiting the foregoing, not more than $20,000,000 of the proceeds of the Loans made after the Effective Date shall be used to fund any single Permitted Acquisition (or series of related Permitted Acquisitions), nor shall the aggregate amount of Loans used to fund all Permitted Acquisitions in any fiscal year of Borrower and its Subsidiaries exceed $20,000,000. No portion of the proceeds of any Loan shall be used by any Loan Party in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

            3.17 NO VIOLATION OF SUBORDINATED DEBT DOCUMENTS . No Loan Party shall take or omit to take any action (including, without limitation, the incurrence of Indebtedness or liabilities in respect of Contingent Obligations, the granting of Liens, the making of any Investments or Restricted Junior Payments, or any disposal or acquisition of assets), whether or not expressly permitted to be taken or omitted hereunder or under the other Loan Documents, if, at the time thereof or after giving effect thereto, the taking or omission of such action would constitute a default or breach under the Permanent Subordinated Debt Documents.

            3.18 PERMITTED ACQUISITIONS .

            No Loan Party will acquire all or any substantial part of the assets or the stock of any Persons, except that Borrower or any of its Subsidiaries may consummate such an acquisition if (i) such an acquisition is consented to in writing by Requisite Lenders, or (ii) each of the following conditions has been satisfied:

                 (a) such acquisition shall be structured as (i) an asset acquisition by Borrower or any of its Subsidiaries, (ii) a merger of the acquired Person with and into Borrower or any of its Subsidiaries, with Borrower or such Subsidiary as the surviving corporation in such merger (or the entity surviving such merger shall become a Loan Party and a guarantor hereunder and under the other Loan Documents), or (iii) a purchase of all of the issued and outstanding capital stock of the acquired Person by Borrower or any of its Subsidiaries;

                (b) Agent shall have received such duly executed and delivered agreements, instruments and documents as Agent shall request in order to create in favor of Agent, for its own benefit and on behalf of Lenders, a first priority perfected security interest in the real, personal and mixed property so acquired to secure the Obligations (and, in the case of an acquisition involving the purchase of the acquired Person's equity interests, Borrower or the applicable Subsidiary shall cause all of the issued and outstanding equity interests of such Person to be pledged to Agent, for the benefit of itself and Lenders, and shall cause the Persons whose equity interests have been acquired to grant to Agent, for the benefit of itself and Lenders, a first priority perfected security interest in the real, personal and mixed property of such Person);

                (c) such acquisition shall not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;

                (d) Borrower and/or the applicable Subsidiary thereof shall have obtained all material third party consents and approvals required in connection with such acquisition;

                (e) the business and assets (and, if applicable, all shares of capital stock) so acquired in such acquisition shall be acquired by Borrower or the applicable Subsidiary thereof free and clear of all Liens (other than Permitted Encumbrances) and all Indebtedness and liabilities unless otherwise permitted under this Agreement;

                (f) no Indebtedness shall be incurred or assumed to finance such acquisition, other than (i) the incurrence of Revolving Loans as permitted hereunder in connection with any Permitted Acquisition, subject to SUBSECTION 3.16, and (ii) the assumption of outstanding Indebtedness of such acquired Person secured by purchase money Liens or incurred with respect to capital leases to the extent permitted under subsection 3.1(D). No Contingent Obligations will be incurred or assumed in connection with such acquisition which are in excess of $100,000, unless otherwise permitted under this Agreement;

                (g) environmental audits, pro forma financial statements, appraisals, if any, accounting reviews and material due diligence reports conducted by Borrowers with respect to the business to be acquired shall have been delivered to Agent not less than twenty (20) Business Days prior to consummation of the Permitted Acquisition (or within such lesser period of time prior to the consummation thereof as may be acceptable to Agent, in the case of the Trappey's Acquisition only);

                (h) at the time of such acquisition and after giving effect thereto, no Default and no Event of Default exists or would be continuing;

                (i) Borrower shall have delivered to Agent projections for a three (3) year period for the target of such Permitted Acquisition and for Borrower and its Subsidiaries demonstrating, to the satisfaction of Agent, compliance with the financial covenants contained in this Agreement on a pro forma basis, and otherwise satisfactory in form and substance to Agent;

                (j) substantially all of the assets so acquired are located in the continental United States or, if such acquisition is structured as a purchase of stock, the Person so acquired is organized under the laws of a state of the United States, and substantially all of the assets owned by such Person are located in the continental United States;

                (k) Borrower shall have demonstrated in writing to the satisfaction of Agent that the historical Operating Cash Flow (as calculated on Exhibit 4.6(C)) for the business to be acquired for the preceding twelve (12) months is greater than zero;

                (l) not less than ten (10) Business Days prior to consummation of the Permitted Acquisition (or within such lesser period of time prior to the consummation thereof as may be acceptable to Agent, in the case of the Trappey's Acquisition only), Borrower shall have delivered to Agent a certificate in reasonable detail demonstrating to Agent's satisfaction that immediately following consummation of the Permitted Acquisition, the ratio of (i) Borrower's Total Indebtedness (as defined in EXHIBIT 4.6(C)) LESS Borrower's Subordinated Indebtedness, to (ii) Borrower's EBIDAT (as defined in
           EXHIBIT 4.6(C)), calculated in each case on a consolidated basis and after giving pro forma effect to such Permitted Acquisition, does not exceed 3.0 to 1.0;

                (m) the business to be acquired is in the same or substantially related line of business as Borrowers and its Subsidiaries;

                (n) (i) the amount funded under the Revolving Loan Commitment does not exceed

           $20,000,000 in respect of any single such acquisition (or series of related acquisitions), and the aggregate amount funded under the Revolving Loan Commitment for all Permitted Acquisitions in the then current fiscal year of Borrower and its Subsidiaries (including the acquisition then proposed to be consummated) does not to exceed $20,000,000; and (ii) the aggregate amount of all such Permitted Acquisitions in any fiscal year (including all assumed Indebtedness, all payments in respect of non-competition or similar agreements and all other consideration payable in respect of such Permitted Acquisitions) does not exceed $20,000,000;

                (o) Borrower shall have delivered revised Schedules to this Agreement and the other Loan Documents to the extent necessary to disclose facts pertaining to the target of the proposed acquisition; and

                (p) if the proposed acquisition involves the creation of a new Subsidiary or the acquisition of equity interests (including any acquisition involving a merger in which Borrower or one of its Subsidiaries is not the survivor), such newly created Subsidiary, such Person whose equity interests are being acquired, or such survivor, as the case may be, will, pursuant to documentation in form and substance reasonably satisfactory to Agent, guarantee the Obligations.

           Each acquisition consummated by Borrower or any of its Subsidiaries in accordance with the provisions of this SUBSECTION 3.18 shall be referred to as a "Permitted Acquisition". The Agent and the Lenders acknowledge and agree that the Trappey's Acquisition shall constitute a Permitted Acquisition so long as each of the conditions set forth in this SUBSECTION 3.18 have been satisfied as of the date such acquisition is consummated.

                                    SECTION 4

                         FINANCIAL COVENANTS/REPORTING


           Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this SECTION 4 applicable to such Person.

           4.1 CAPITAL EXPENDITURE LIMITS . The aggregate amount of all Capital Expenditures of Borrower and it Subsidiaries in any fiscal year of Borrower will not exceed the amount set forth below for such fiscal year.

           FISCAL YEAR                MAXIMUM CAPITAL EXPENDITURES
               1997                           $5,500,000

        1998 and each fiscal
          year thereafter                     $3,000,000

Notwithstanding the foregoing, any Regina Capital Expenditures (as defined below) not expended in 1997 may be carried forward and expended in fiscal year 1998, and the maximum Capital Expenditures permitted in 1998 shall be deemed increased by the amount carried forward so long as (a) such amount carried forward is expended only on Regina Capital Expenditures, and (b) the aggregate amount of such Regina Capital Expenditures does not exceed $1,500,000.

      "Regina Capital Expenditures" means Capital Expenditures relating to the plant consolidation of Regina, which Capital Expenditures are projected to aggregate $1,500,000.

           "CAPITAL EXPENDITURES" will be calculated as illustrated on EXHIBIT 4.6(C).

            4.2  INTENTIONALLY OMITTED .

            4.3 FIXED CHARGE COVERAGE . Borrower shall not permit Fixed Charge Coverage (a) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the three fiscal quarters ended as of September 30, 1997 and with respect to RWBV as of such date for the fiscal quarter then ended, on a combined basis, to be less than 1.00:1.00; (b) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the four fiscal quarters ended as of December 31, 1997 and with respect to RWBV as of such date for the two fiscal quarters then ended, on a combined basis, to be less than 1.05:1.00; and (c) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the four fiscal quarters ended as of March 31, 1998 and with respect to RWBV as of such date for the three fiscal quarters then ended, on a combined basis, to be less than 1.10:1.00. During the period commencing April 1, 1998 through and including December 31, 1998, Borrower shall not permit Fixed Charge Coverage of Borrower and its Subsidiaries (including RWBV) for the twelve (12) month period ending on the last day of each fiscal quarter during such period to be less than 1.10:1.0. Commencing with Borrower's fiscal quarter ending March 31, 1999 and on the last day of each fiscal quarter thereafter, Borrower shall not permit Fixed Charge Coverage of Borrower and its Subsidiaries (including RWBV) for the twelve
(12) month period ending on the last day of each such fiscal quarter to be less than 1.25:1.0.

       "Fixed Charge Coverage" will be calculated as illustrated on
EXHIBIT 4.6(C).

            4.4 TOTAL INTEREST COVERAGE . Borrower shall not permit Total Interest Coverage (a) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the three fiscal quarters ended as of September 30, 1997 and with respect to RWBV as of such date for the fiscal quarter then ended, on a combined basis, to be less than 1.50:1.00; (b) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the four fiscal quarters ended as of December 31, 1997 and with respect to RWBV as of such date for the two fiscal quarters then ended, on a combined basis, to be less than 1.50:1.00; and (c) calculated with respect to Borrower and its Subsidiaries (other than RWBV) for the four fiscal quarters ended as of March 31, 1998 and with respect to RWBV as of such date for the three fiscal quarters then ended, on a combined basis, to be less than 1.50:1.00. Thereafter, Borrower shall not permit Total Interest Coverage of Borrower and its Subsidiaries (including RWBV) for the twelve (12) month period ending on each of the dates set forth below to be less than the amount set forth below for such twelve month period.

        12-MONTH PERIOD ENDING                 MINIMUM
        ON FOLLOWING DATES             TOTAL INTEREST COVERAGE
           June 30, 1998                       1.50:1.0
           September 30, 1998                  1.50:1.0
           December 31, 1998                   1.50:1.0
           March 31, 1999                      1.50:1.0
           June 30, 1999                       1.50:1.0
           September 30, 1999                  1.50:1.0
           December 31, 1999                   1.50:1.0
           March 31, 2000                      1.75:1.0
           June 30, 2000                       1.75:1.0
           September 30, 2000                  1.75:1.0
           December 31, 2000                   1.75:1.0
           March 31, 2001 and on               2.00:1.0
           the last day of each fiscal
           quarter thereafter

"Total Interest Coverage" will be calculated as illustrated on EXHIBIT 4.6(C).

            4.5 TOTAL INDEBTEDNESS TO EBIDAT RATIO . Borrower shall not permit the ratio of Total Indebtedness calculated as of each of the dates set forth below to EBIDAT for the twelve month period ending on such date to be greater than the ratio set forth below for such twelve month period.

       12-MONTH PERIOD ENDING ON               MAXIMUM
           FOLLOWING DATES                     RATIO


March 31, 1998                                 6.00:1.0
June 30, 1998                                  6.00:1.0
September 30, 1998                             5.50:1.0
December 31, 1998                              5.50:1.0
March 31, 1999                                 5.50:1.0
June 30, 1999                                  5.50:1.0
September 30, 1999                             5.50:1.0
December 31, 1999                              5.50:1.0
March 31, 2000                                 5.00:1.0
June 30, 2000                                  5.00:1.0
September 30, 2000                             5.00:1.0
December 31, 2000                              5.00:1.0
March 31, 2001                                 4.50:1.0
June 30, 2001                                  4.50:1.0
September 30, 2001                             4.50:1.0
December 31, 2001                              4.50:1.0
March  31,  2002  and on the  last             4.00:1.0
day of each fiscal quarter thereafter

"Total Indebtedness" and "EBIDAT" will be calculated as illustrated on EXHIBIT 4.6(C).

            4.6 FINANCIAL STATEMENTS AND OTHER REPORTS . Each Loan Party will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Agent (and each Lender in the case of the financial statements and other reports described in SUBSECTIONS (A), (B), (C), (F), (H) and (J)).

            (A) MONTHLY FINANCIALS. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

            (B) YEAR-END FINANCIALS . As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (3) a report with respect to the financial statements from a "Big Six" Accounting Firm, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

            (C) BORROWER COMPLIANCE CERTIFICATE . Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to SUBSECTIONS 4.6(A) for the last month of each fiscal quarter of Borrower and with each delivery of financial statements pursuant to SUBSECTION 4.6(B) above, Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as EXHIBIT 4.6(C)) signed by Borrower's chief executive officer or chief financial officer.

            (D) ACCOUNTANTS' REPORTS . Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower or any of its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

            (E) INTENTIONALLY OMITTED.

            (F) MANAGEMENT REPORT . Together with each delivery of financial statements of Borrower pursuant to SUBSECTIONS 4.6(A) for the last month of each fiscal quarter of Borrower and with each delivery of financial statements pursuant to SUBSECTION 4.6(B), Borrower will deliver a management report (1) describing the operations and financial condition of Borrower and its Subsidiaries for the fiscal quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to SUBSECTION 4.6(I) and (3) discussing the reasons for any significant variations.

            (G) COLLATERAL VALUE REPORT . Upon the request of Agent, which may be made not more than once each year prior to an Event of Default, and at any time (but not more often than quarterly) while and so long as an Event of Default shall be continuing, Borrower will obtain and deliver to Agent a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the accounts and inventory of Borrower and its Subsidiaries, which report shall be based upon a review by such auditors of the accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrower or any of its Subsidiaries) and inventory (including verification as to the value, location and respective types).

            (H) APPRAISALS . From time to time, if Agent or any Lender determines that obtaining appraisals of real estate owned by Borrower or its Subsidiaries is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Agent will, at Borrower's expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by any Borrower or any of its Subsidiaries. In addition to the foregoing, from time to time, but in the absence of an Event of Default not more than once during each calendar year, Agent may require Borrower to obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the real estate and personal property owned by Borrower or any of its Subsidiaries.

            (I) PROJECTIONS PROJECTIONS . As soon as available and in any event no later than the last day of each of Borrower's fiscal years, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming three fiscal years, year by year, and for the forthcoming fiscal year, month by month, on a consolidated and consolidating basis.

            (J) SEC FILINGS AND PRESS RELEASES . Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by any Loan Party to its security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by any Loan Party to the public concerning developments in the business of any such Person.

            (K) EVENTS OF DEFAULT, ETC . Promptly upon any officer of Borrower or any other Loan Party obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or such other Loan Party with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; or (2) any notice that any Person has given to Borrower or any other Loan Party or any other action taken with respect to a claimed default or event or condition of the type referred to in SUBSECTION 6.1(B).

            (L) LITIGATION . Promptly upon any officer of Borrower or any of its Subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, if determined adversely to such Loan Party, would reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

            (M) SUPPLEMENTED SCHEDULES; NOTICE OF CORPORATE CHANGES . Annually, concurrently with Borrower's delivery of the Projections required by SUBSECTION 4.6(I), Borrower shall supplement in writing and deliver revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Original Closing Date; PROVIDED that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. Borrower shall provide prompt written notice of (1) all jurisdictions in which a Loan Party becomes qualified after the Original Closing Date to transact business, (2) any material change after the Original Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by any Loan Party after the Original Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

            (N) OTHER INFORMATION . With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party as from time to time may be reasonably requested by Agent.

            4.7 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT . For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to SUBSECTION 4.6 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; PROVIDED that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's or any of its Subsidiary's assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or the Supplemental Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma, the Supplemental Pro Forma, or the New Pro Forma as applicable. All such adjustments resulting from expenditures made subsequent to the Original Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Original Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES


           In order to induce Agent and Lenders to enter into this Agreement, to make Loans and to issue Lender Letters of Credit and Risk Participation Agreements, Borrower represents and warrants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, the Supplemental Related Transactions and the New Related Transactions, will be true, correct and complete on the Effective Date and on each date after the Effective Date on which such representations and warranties are required or deemed to be made or remade:

            5.1 DISCLOSURE . No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in SUBSECTION 5.5, the other Related Transactions Documents, Supplemental Related Transactions Documents or New Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents, the Related Transactions Documents, the Supplemental Related Transactions Documents or New Related Transactions Documents (to the extent still effective as of the

Effective Date, in the case of the Related Transactions Documents and the Supplemental Related Transactions Documents) contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

            5.2 NO MATERIAL ADVERSE EFFECT . Since December 31, 1995 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

            5.3 NO DEFAULT . The consummation of the Related Transactions, the Supplemental Related Transactions and the New Related Transactions does not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contract of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Original Closing Date, in the case of the Related Transactions, or on or before the First Amendment Date, in the case of the Supplemental Related Transactions, or on or before the Effective Date, in the case of the New Related Transactions, and are disclosed on SCHEDULE 5.3 or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            5.4  ORGANIZATION, POWERS, CAPITALIZATION AND GOOD STANDING .

            (A) ORGANIZATION AND POWERS . Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on SCHEDULE 5.4(A)). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document, Supplemental Related Transactions Document and New Related Transactions Document (to the extent still effective as of the Effective Date, in the case of the Related Transactions Documents and the Supplemental Related Transactions Documents) to which it is a party and to carry out the Related Transactions, the Supplemental Related Transactions and the New Related Transactions.

            (B) CAPITALIZATION . The authorized capital stock of each of the Loan Parties is as set forth on SCHEDULE 5.4(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent, for the benefit of Agent and Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on SCHEDULE 5.4(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity except, with respect to the capital stock of Holdings, as set forth on SCHEDULE 5.4(B).

            (C) BINDING OBLIGATION . This Agreement is, and the other Related Transactions Documents, Supplemental Related Transactions Documents and New Related Transactions Documents (to the extent still effective as of the Effective Date, in the case of the Related Transactions Documents and the Supplemental Related Transactions Documents) when executed and delivered will be, the legally valid and binding obligations of the Loan Parties which are parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (D) QUALIFICATION . Each of the Loan Parties is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Loan Party is qualified to do business are set forth on SCHEDULE 5.4(D).

            5.5 FINANCIAL STATEMENTS . All financial statements concerning the Loan Parties which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

           (A) The unaudited consolidated balance sheet and consolidated statements of income and cash flow of BGH Holdings, BRH Holdings, B&G-DSD, B&G, Roseland Distribution (then known as B&G Foods, Inc.), Roseland and B&R for each of the fiscal years ended December 31, 1994 and December 30, 1995.

           (B) The unaudited consolidated balance sheet and statements of income and cash flow of BGH Holdings, BRH Holdings, B&G-DSD, B&G, Roseland Distribution (then known as B&G Foods, Inc.), Roseland and B&R for the nine-month period ended September 28, 1996.

           (C) The unaudited consolidated balance sheet and statements of income and cash flow of BGH Holdings, BRH Holdings, B&G-DSD, B&G, Roseland Distribution (then known as B&G Foods, Inc.), Roseland and B&R for the ten-month period ended October 26, 1996.

           (D) The unaudited consolidated balance sheet and consolidated statements of income and cash flow of BGH Holdings, BRH Holdings, B&G-DSD, B&G, Roseland Distribution (then known as B&G Foods, Inc.), Roseland and B&R for the fiscal year ended December 26, 1996.

           (E) The unaudited consolidated balance sheet and statements of income and cash flow of BGH Holdings, BRH Holdings, B&G, Roseland Distribution (then known as B&G Foods, Inc.), Roseland and B&R for the six-month period ended June __, 1997.

            5.6 INTELLECTUAL PROPERTY . Each Loan Party is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Loan Party (collectively called "Intellectual Property") and all such Intellectual Property is identified on SCHEDULE 5.6. Except as disclosed in SCHEDULE 5.6, no Loan Party has received notice of any claim that the use of such Intellectual Property by such Loan Party infringes on the rights of any Person.

            5.7 INVESTIGATIONS, AUDITS, ETC . Except as set forth on SCHEDULE 5.7, none of the Loan Parties has any knowledge that it is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

            5.8 EMPLOYEE MATTERS . Except as set forth on SCHEDULE 5.8, (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and, to the knowledge of any Loan Party, no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and
(c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of any Loan Party, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on SCHEDULE 5.8, no Loan Party is party to an employment contract.

            5.9 SOLVENCY . Each Loan Party: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

            5.10 EFFECT OF SUPPLEMENTAL RELATED TRANSACTIONS AND NEW RELATED TRANSACTIONS . (A) On the First Amendment Date and after giving effect to the Supplemental Related Transactions, the Original Subordinated Debt was redeemed or cancelled in full with a portion of the proceeds of the Interim Subordinated Debt and as otherwise described in the Prior Credit Agreement and the Supplemental Related Transactions Documents.

       (B) On the Effective Date and after giving effect to the New Related Transactions, the Interim Subordinated Debt shall be redeemed in full with a portion of the proceeds of the Permanent Subordinated Debt, the Rollover Subordinated Debt Documents shall be released from escrow and returned to Borrower, and neither Borrower nor any other Loan Party shall have any continuing obligations in respect of the Interim Subordinated Debt or the Rollover Subordinated Debt or under any of the Interim Subordinated Debt Documents or the Rollover Subordinated Debt Documents, including without limitation any obligation to pay any Prior Liquidated Damages and any obligations under the Prior Registration Rights Agreements or the Sponsor Note, and all such Interim Subordinated Debt Documents and the Rollover Subordinated Debt Documents (including the Prior Registration Agreements and the Sponsor
Note) have been terminated in their entirety and are of no further force and effect (other than in respect of indemnification provisions which survive the termination of any such documents, instruments and agreements).

                                    SECTION 6

                          DEFAULT, RIGHTS AND REMEDIES


            6.1 EVENT OF DEFAULT . "Event of Default" shall mean the occurrence or existence of any one or more of the following:

            (A) PAYMENT . Failure to pay any installment of principal of the Revolving Loans (including any mandatory prepayment thereon) when due, or to repay the Revolving Loans to reduce their balance to the Maximum Revolving Loan Balance or to reimburse Agent for any payment made by Agent under or in respect of any Lender Letters of Credit or Risk Participation Agreements when due or failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

            (B) DEFAULT IN OTHER AGREEMENTS . (1) Failure of any Loan Party to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Loan Party with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach or default described in CLAUSES (1) and (2) above is to cause or to permit the holder or holders then to cause (without giving effect to any subordination provisions), Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $2,500,000 to become or be declared due prior to their stated maturity; or

            (C) BREACH OF CERTAIN PROVISIONS . Failure of any Loan Party to perform or comply with any term or condition contained in that portion of SUBSECTION 2.2 relating to such Loan Party's obligation to maintain insurance, SUBSECTION 2.3, SUBSECTION 2.7, SUBSECTION 2.8, SUBSECTION 2.9, SECTION 3 or
SECTION 4; or

            (D) BREACH OF WARRANTY . Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

            (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS . Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this SUBSECTION 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

            (F) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC . (1) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, is entered; or
(c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party, for all or a substantial part of the property of any Loan Party or any such Loan Party; or

            (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC . (1) An order for relief is entered with respect to any Loan Party or any Loan Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this SUBSECTION 6.1(G); or

            (H) GOVERNMENTAL LIENS . One or more liens, levies or assessments involving an amount in the aggregate at any time in excess of $1,000,000, are filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Loan Party by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such liens, levies or assessments are not discharged, vacated, paid or stayed within thirty
(30) days or in any event no later than five (5) Business Days prior to the date of any proposed enforcement thereunder; or

            (I) JUDGMENT AND ATTACHMENTS . One or more money judgments, writs or warrants of attachment, or similar processes (other than those described in SUBSECTION 6.1(H)) involving an amount in the aggregate at any time in excess of $1,000,000 (not adequately covered by insurance as to which the insurance company has acknowledged coverage) are entered or filed against any Loan Party or any of their respective assets and remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale or execution thereunder; or

            (J) DISSOLUTION . Any order, judgment or decree is entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

            (K) SOLVENCY . Any Loan Party ceases to be solvent (as represented by the Loan Parties in SUBSECTION 5.9) or admits in writing its present or prospective inability to pay its debts as they become due; or

            (L) INJUNCTION . Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

            (M) ERISA; PENSION PLANS . (1) Any Loan Party or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (3) any employee benefit plan loses its status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or

            (N) ENVIRONMENTAL MATTERS . Any Loan Party fails to: obtain or maintain any operating licenses or permits required by environmental authorities; begin, continue or complete any remediation activities as required by any environmental authorities; store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or comply with any other environmental laws; if any such failure would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

            (O) INVALIDITY OF LOAN DOCUMENTS . Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

            (P) DAMAGE; STRIKE; CASUALTY . Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

            (Q) LICENSES AND PERMITS . The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew would reasonably be expected to have a Material Adverse Effect; or

            (R) FAILURE OF SECURITY . Agent, for the benefit of Agent and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Agent to take any action within its control; or

            (S) CHANGE IN CONTROL . (1) The BRS Investors cease to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Holdings, entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Holdings, or
(2) the BRS Investors cease to beneficially own and control at least fifty-one percent (51%) of the aggregate number of shares of each class of Holdings capital stock owned by such Persons on the Original Closing Date, or (3) Borrower ceases to be a wholly-owned Subsidiary of Holdings, or (4) any Subsidiary of Borrower ceases to be a wholly-owned Subsidiary of Borrower, or
(5) the occurrence of any "Change of Control" under and as defined in the New Indenture; or

            (T) BRS FUNDING AGREEMENT . Failure by the BRS Investors to perform or comply with any term or condition contained in the BRS Funding Agreement.

            6.2 SUSPENSION OF COMMITMENTS . Upon the occurrence of any Default or Event of Default, at the election of Agent or Requisite Lenders, Agent and each Lender may, without notice or demand, immediately cease making additional Loans and issuing Lender Letters of Credit and Risk Participation Agreements and cause its obligation to lend its Pro Rata Share of the Revolving Loan Commitment to be suspended; PROVIDED that, in the case of a Default, if the subject condition or event is cured, removed or waived by Requisite Lenders within any applicable grace or cure period, any suspended portion of the Revolving Loan Commitment shall be reinstated. At the election of Agent or Requisite Lenders, each Lender may alternatively suspend only a portion of its obligation to lend its Pro Rata Share of the Revolving Loan Commitment.

            6.3 ACCELERATION . Upon the occurrence of any Event of Default described in the foregoing SUBSECTIONS 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Revolving Loans, payments under the Lender Letters of Credit and Risk Participation Agreements and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Agent and Lenders to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Agent and Lenders to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to the aggregate outstanding Risk Participation Liability to



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

enable Agent to make payments under the Lender Letters of Credit and Risk Participation Agreements when required and such amount shall become immediately due and payable.

            6.4 PERFORMANCE BY AGENT . If any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Loan Party after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in SUBSECTION 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Loan Party under this Agreement or any other Loan Document.

                                    SECTION 7

                               CONDITIONS TO LOANS

           The obligations of Lenders to make Loans and of Agent to issue Lender Letters of Credit and Risk Participation Agreements are subject to satisfaction of all of the applicable conditions set forth below.

            7.1 CONDITIONS TO THE AMENDMENT AND RESTATEMENT OF THIS AGREEMENT . The obligations of Lenders to make Loans and of Agent to issue any Lender Letters of Credit and Risk Participation Agreements on the Effective Date are, in addition to the conditions precedent specified in SUBSECTION 7.2, subject to the delivery of all documents and satisfaction of all conditions listed on
SCHEDULE 7.1, all in form and substance satisfactory to Agent.

            7.2 CONDITIONS TO ALL LOANS . The obligations of Lenders to make Loans and of Agent to issue Lender Letters of Credit and Risk Participation Agreements on any date ("Funding Date") are subject to the further conditions precedent set forth below.

            (A) Agent shall have received, in accordance with the provisions of SUBSECTION 1.1, a notice requesting an advance of a Revolving Loan or issuance of a Lender Letter of Credit or Risk Participation Agreement.

            (B) The representations and warranties contained in SECTION 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Lender Letter of Credit and Risk Participation Agreement shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same


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

extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Original Closing Date and approved by Agent in writing.

            (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated (or notice requesting issuance of a Lender Letter of Credit and Risk Participation Agreement) that would constitute an Event of Default or a Default.

            (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making any Loan or Agent from issuing any Lender Letter of Credit or Risk Participation Agreement.

                                    SECTION 8

                          ASSIGNMENT AND PARTICIPATION


            8.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES . Each Lender (including Heller) may assign, subject to the terms of a Lender Addition Agreement, its rights and delegate its obligations under this Agreement to another Person, PROVIDED that (a) such Lender (excluding Heller) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld; (b) the Pro Rata Share of the Revolving Loan Commitment being assigned shall in no event be less than the lesser of (i) $5,000,000 and (ii) the entire amount of the Pro Rata Share of the Revolving Loan Commitment of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $5,000. The administrative fee referred to in clause (c) of the preceding sentence shall not apply to an assignment from a Lender to an affiliate of such Lender. In the case of an assignment authorized under this SUBSECTION 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Revolving Loan Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

           Each Lender (including Heller) may sell participations in all or any part of its Pro Rata Share of the Revolving Loan Commitment to another Person, PROVIDED that (a) such Lender (excluding Heller) shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld; and
(b) any such participation shall be in a minimum amount of $5,000,000 and PROVIDED, FURTHER, that all amounts payable by Borrower hereunder shall be



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

determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the Expiry Date or any change of any date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; (iii) any change of the aggregate unpaid principal amount of the Loans; (iv) any change of the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) any release of Collateral (except if the sale or disposition of such Collateral is permitted under SUBSECTION 8.2 or any other section hereof or any other Loan Document); (vi) any amendment or waiver of this SUBSECTION 8.1 or the definitions of the terms used in this subsection 8.1 insofar as the definitions affect the substance of this SUBSECTION 8.1; (vii) any consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (viii) any change in the form in which interest is required to be paid. Borrower hereby acknowledges and agrees that any participation will not give rise to a direct obligation of Borrower to the participant, except that the participant shall for purposes of SUBSECTIONS 1.8, 1.9, 8.4 and 9.1 be considered to be a "Lender"; PROVIDED, that no participant shall be entitled to receive any greater amount pursuant to such subsections than the Lender selling such participation would have been entitled to receive in respect of such participation had it not sold the same.

           Except as otherwise provided in this SUBSECTION 8.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Loan Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of SUBSECTION 9.13.

           Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.

           Agent shall provide Borrower with written notice of the name and address of any new Lender after the date hereof.

           Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

            8.2  AGENT .



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

            (A) APPOINTMENT . Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in SUBSECTIONS 8.3 and 9.2. Agent agrees to act as such on the express conditions contained in this SUBSECTION 8.2. The provisions of this SUBSECTION
8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            (B) NATURE OF DUTIES . The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower and the other Loan Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower and the other Loan Parties, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

            (C) RIGHTS, EXCULPATION, ETC . Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments


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

received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

            (D) RELIANCE . Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

            (E) INDEMNIFICATION . Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not paid by any Loan Party; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not


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

commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this SUBSECTION 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

            (F) HELLER INDIVIDUALLY . With respect to its obligations under the Revolving Loan Commitment, the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

            (G)  SUCCESSOR AGENT .

                 (1) RESIGNATION . Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                 (1) APPOINTMENT OF SUCCESSOR . Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not be unreasonably withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                 (2) SUCCESSOR AGENT . Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this SUBSECTION 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            (A)  COLLATERAL MATTERS .



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

                 (1) RELEASE OF COLLATERAL . Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents
(i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification Obligations not then due and payable); (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); (iii) constituting property leased to Borrower or any other Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or such other Loan Party to be, renewed or extended; or (iv) in accordance with the provisions of the succeeding sentence. Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions, with the consent of Lenders owning an aggregate of at least eighty percent (80%) of the Revolving Loan Commitment, PROVIDED that in no event will Agent, acting under the authority granted to it pursuant to this sentence, release or compromise Collateral or the proceeds thereof having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any calendar year.

                 (2) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES . Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in SUBSECTION 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any property covered by the Security Documents conferred upon Agent under clauses (i) through (iii) of SUBSECTION 8.2(H)(1). Upon receipt by Agent of confirmation from the requisite percentage of Lenders required by SUBSECTION 8.2(H)(1), if any, of its authority to release or compromise any particular item or types of property covered by the Security Documents, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral, PROVIDED that
(i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

                 (4) ABSENCE OF DUTY . Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or


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

has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this SUBSECTION 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, PROVIDED that Agent shall exercise the same care which it would in dealing with loans for its own account.

            (B) AGENCY FOR PERFECTION . Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with ARTICLE 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

            (C) DISSEMINATION OF INFORMATION . Agent will use its best efforts to provide Lenders with any information received by Agent from Borrower or any other Loan Party which is required to be provided to a Lender hereunder, PROVIDED that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

            8.3  AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS .


            (A) Except as otherwise provided in this SUBSECTION 8.3, in SUBSECTION 9.2 or in any Lender Addition Agreement and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

            (A) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

            (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller or the Lender which assigned its interest in the Loans to such Lender (the



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

"Assigning Lender") may, at its option, require such Lender to reassign its interest in the Loans to Heller or the Assigning Lender, as applicable, for a price equal to the then outstanding principal amount thereof PLUS accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller or the Assigning Lender elects to require any Lender to reassign its interest to Heller or the Assigning Lender, Heller or the Assigning Lender, as applicable, will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will reassign its interest to Heller or the Assigning Lender, as applicable, no later than five (5) days following receipt of such notice.

            8.4 SET OFF AND SHARING OF PAYMENTS . In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may, upon the occurrence and during the continuance of an Event of Default, exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

            8.5 DISBURSEMENT OF FUNDS . Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. CST on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If Agent has disbursed funds to Borrower for any Loans requested and any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment


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

required pursuant to this SUBSECTION 8.5 shall be without premium or penalty. Nothing in this SUBSECTION 8.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of SUBSECTION 8.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

            8.6  DISBURSEMENTS OF ADVANCES; PAYMENT .

            (A) REVOLVING LOAN ADVANCES, PAYMENTS AND SETTLEMENTS; RELATED FEE PAYMENTS .

                 (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in SECTION 1 or SUBSECTION 8.5, Revolving Loan advances and payments will be settled among Agent and Lenders according to the procedures described in this SUBSECTION 8.6. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                 (2) On the second (2nd) Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. CST on the Business Day following the Settlement Date.

                 (3) For purposes of this SUBSECTION 8.6(A)(3), the following terms and conditions will have the meanings indicated:

                (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Original Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such


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      Lender to Agent on that Loan from the Original Closing Date through and including such calendar day.

                (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in SUBSECTION 1.2) as of each calendar day by three hundred sixty (360).

                (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each quarter, in the case of Base Rate Loans and any fees, and on the date any interest payment is made by Borrower in respect of any LIBOR Loan (each, an "Interest Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding quarter, in the case of Base Rate Loans and fees, or as of the date such interest payment is received, in the case of LIBOR Loans. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3:00 p.m. (Chicago time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest and fees on each of the Loans. Such Lender's Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior quarter for that Loan, in the case of Base Rate Loans, or for each day of the applicable Interest Period, in the case of LIBOR Loans, and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's Pro Rata Share of each of the commitment fee described in SUBSECTION 1.2(B) and the Risk Participation Liability fee described in SUBSECTION 1.2(C) shall be paid and calculated in a manner consistent with the payment and calculation of interest in respect of Base Rate Loans as described in this SUBSECTION 8.6(A).

            (A) TERM LOAN PAYMENTS; RELATED FEE PAYMENTS . Payments of principal, interest and fees in respect of the Term Loans received on the Effective Date, and payment of all


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

other fees and expenses not otherwise described in SUBSECTION 8.6(A) from time to time received by Agent, will be settled on the Business Day received by Agent in accordance with the provisions of SECTION 1.

            (C) AVAILABILITY OF LENDER'S PRO RATA SHARE .

                 (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Business Day following the next Settlement Date. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                 (2) Nothing contained in this SUBSECTION 8.6(C) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

                 (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Lender Letter of Credit or a Risk Participation Agreement.

            (D)  RETURN OF PAYMENTS

                 (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                 (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.



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                                    SECTION 9

                                 MISCELLANEOUS


            9.1 INDEMNITIES . Borrower agrees to indemnify, pay, and hold Agent, each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement; PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

            9.2 AMENDMENTS AND WAIVERS . Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; PROVIDED, that except to the extent permitted by the applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Revolving Loan Commitment; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the Expiry Date or change any date fixed for any payment of interest or fees; (d) change the aggregate unpaid principal amount of the Loans; (e) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (f) release Collateral (except if the sale or disposition of such Collateral is permitted under SUBSECTION 8.2 or any other Loan Document); (g) amend or waive this SUBSECTION 9.2 or the definitions of the terms used in this SUBSECTION 9.2 insofar as the definitions affect the substance of this SUBSECTION 9.2; (h) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (i) change the form in which interest is required to be paid; and PROVIDED, FURTHER, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower or any other Loan Party in any case shall entitle



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Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SUBSECTION 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

            9.3 NOTICES . Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day and receipt is confirmed by the recipient on such date, or otherwise on the next Business Day; (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

            Notices shall be addressed as follows:

      If to Borrower:     c/o Roseland Distribution Company
                          426 Eagle Rock Avenue
                          Roseland, New Jersey 07068
                          ATTN: Mr. Robert Cantwell
                          Telecopy:  (201) 228-7461

      With a copy to:     Bruckmann, Rosser, Sherrill & Co., Inc .
                          126 East 56th Street
                          New York, New York 10022
                          ATTN: Mr. Stephen Sherrill
                          Telecopy:  (212) 521-3799

      and to:             Dechert Price & Rhoads
                          30 Rockefeller Plaza
                          New York, New York 10112
                          ATTN: Roger Mulvihill, Esq.
                          Telecopy: (212) 698-3599



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

      If to Agent or
      Heller:             HELLER FINANCIAL, INC.

                          500 West Monroe Street
                          Chicago, Illinois  60661
                          ATTN: Portfolio Manager
                          Corporate Finance Group
                          Telecopy: (312) 441-7367

      With a copy to:     HELLER FINANCIAL, INC.
                          500 West Monroe Street
                          Chicago, Illinois 60661
                          ATTN:  Legal Department
                          Corporate Finance Group
                          Telecopy: (312) 441-7367

                          If to a Lender:
                          To the address set forth on the signature page hereto or in the applicable Lender Addition Agreement

            9.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE . No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

            9.5 MARSHALLING; PAYMENTS SET ASIDE . Neither Agent nor any Lender shall be under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

            9.6 SEVERABILITY . The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.



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

            9.7 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS . The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

            9.8 HEADINGS . Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

            9.9 APPLICABLE LAW . THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

            9.10 SUCCESSORS AND ASSIGNS . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

            9.11 NO FIDUCIARY RELATIONSHIP . No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or any other Loan Party by Agent or any Lender.

            9.12 CONSTRUCTION . Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Agent, each Lender and Borrower.

            9.13 CONFIDENTIALITY . Agent and each Lender agree to exercise their best efforts to keep any non-public information delivered pursuant to the Loan Documents confidential from Persons other than those employed by or engaged by Agent or such Lender and those employed by or engaged by Agent's or such Lender's assignees or participants, or potential assignees or participants. This subsection shall not apply to disclosures required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process.

            9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS .



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

            (A) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK.

            (B) BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 9.3 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            9.15 WAIVER OF JURY TRIAL . BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE


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

SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR THE LENDER LETTERS OF CREDIT OR RISK PARTICIPATION AGREEMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER, AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF AGENT AND EACH LENDER.

            9.16 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS . All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Lender Letters of Credit and Risk Participation Agreements and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in SUBSECTIONS 1.3(C), 1.8 and
9.1 shall survive the payment of the Loans and the termination of this Agreement.

            9.17 ENTIRE AGREEMENT . This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

            9.18 COUNTERPARTS; EFFECTIVENESS . This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the


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

same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

            9.19 EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement amends and restates the terms of the Prior Loan Agreement with respect to the Loan Parties and the Prior Obligations. The Prior Obligations, as restated hereunder, and the security interests and liens granted pursuant to the Prior Loan Agreement and the other Prior Loan Documents remain in full force and effect under this Agreement and the Loan Documents executed and delivered hereunder (as modified by this Agreement and such Loan Documents) and such Prior Obligations and liens and security interests are in no way terminated by the execution of this Agreement and such other Loan Documents.

                                  SECTION 10

                                  DEFINITIONS


            10.1 CERTAIN DEFINED TERMS CERTAIN DEFINED TERMS . The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

           "Acquisition" means the acquisition by Borrower of all of the issued and outstanding capital stock of BGH Holdings and BRH Holdings on the Original Closing Date pursuant to the Purchase Agreement and the other applicable Capitalization/Acquisition Documents.

           "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in any Loan Party; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Loan Party. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her becoming a director, officer or employee of such Person.



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

           "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to SUBSECTION 8.2.

           "Agreement" means this Second Amended and Restated Credit Agreement (including all schedules and exhibits hereto), as from time to time amended, restated, supplemented or otherwise modified.

           "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (1) any of the stock of any of Borrower's Subsidiaries or
      (2) any or all of the assets or rights (including, without limitation, by way of a sale and leaseback) of any Loan Party, other than sales of inventory in the ordinary course of business consistent with past practices and other than inventory sold pursuant to the sale of the facilities located in Seneca Castle, New York and Sandtown, Delaware and, in the case of either clause (1) or clause (2), whether in a single transaction or in a series of related transactions (i) that have a fair market value in excess of $1.0 million or (ii) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (A) a transfer of assets by a Subsidiary of Borrower to Borrower or by a Subsidiary of Borrower to another Subsidiary of Borrower, (B) an issuance or sale of capital stock by a Loan Party or its Subsidiary to the Borrower or to another Subsidiary of Borrower, (C) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of business of the applicable Loan Party and that is disposed of in the ordinary course of business; PROVIDED that such dispositions do not exceed $500,000 per annum, (D) permitted Restricted Junior Payments, (E) dispositions of Cash Equivalents in the ordinary course of business, (F) leases and subleases of excess warehouse or manufacturing facilities to non-Affiliate Persons with Agent's prior written consent, which consent shall not be unreasonably withheld so long as the activities of tenants and subtenants at such facilities do not, in Agent's reasonable judgment, pose a material risk, environmental or otherwise, to the Loan Parties and so long as the proceeds of such lease or sublease are not required to be used to prepay or redeem any Subordinated Indebtedness, and (G) the disposition of the facility located in Sandtown, Delaware, will not be deemed to be Asset Dispositions.

           "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

           "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the States of Illinois, New Jersey or New York, or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

           "BGH Holdings" means BGH Holdings, Inc., a Delaware corporation.

           "B&G" means Bloch & Guggenheimer, Inc., a Delaware corporation.

           "B&G Business" means the business conducted by BGH Holdings and its Subsidiaries as of the Original Closing Date, and shall refer to such business as thereafter conducted by such Loan Parties and/or any other Loan Parties.

           "B&G-DSD" means B&G-DSD Holdings, Inc., a Delaware corporation.

           "BRH Holdings" means BRH Holdings, Inc., a Delaware corporation.

           "B&R" means Burns & Ricker, Inc., a Delaware corporation.

           "B&R Business" means the business conducted by BRH Holdings and its Subsidiaries as of the Original Closing Date, and shall refer to such business as thereafter conducted by such Loan Parties and/or any other Loan Parties.

           "BRS" means Bruckmann, Rosser, Sherrill & Co., L.P. a Delaware limited partnership.

           "BRS Funding Agreement" means the Funding Agreement dated as of the Original Closing Date between BRS and Agent, which agreement has been terminated as of the Effective Date.

           "BRS Investors" means collectively BRS, Bruce C. Bruckmann, Harold O. Rosser II, Stephen C. Sherrill, Donald Bruckmann, H. Virgil Sherrill, Nancy Zweng, BCB Partnership, NAZ Partnership, and Paul D. Kaminski.



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

           "BRS Management Agreement" means the Management Agreement dated as of the Original Closing Date among BRS, Borrower and Holdings, as in effect on the Original Closing Date.

           "Capitalization/Acquisition Documents" means, collectively: (a) any or all of the stock certificates, notes, debentures or other instruments representing securities bought, sold or issued, or loans made, to facilitate the consummation of the Related Transactions, the Supplemental Related Transactions or the New Related Transactions, including without limitation the Permanent Subordinated Debt Documents; (b) the indentures or other documents pursuant to which such stock, notes, debentures or other instruments are issued or to be issued; (c) each document governing the issuance of, or setting forth the terms of, such stock, notes, debentures or other instruments; (d) any stockholders, registration or intercreditor agreement among or between the holders of such stock, notes, debentures or other instruments; (e) the Purchase Agreement; (f) the documents effecting the liquidation of B&G-DSD described in SUBSECTION 2.7; (g) the 1997 Acquisition Documents; and (h) all other instruments, documents and agreements executed in connection with the Acquisition or the 1997 Acquisition; but excluding all Loan Documents.

           "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

           "Commitment" means, with respect to any Lender as of any date of determination, the amount of such Lender's commitment to make Revolving Loans, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender.

           "Debt Registration Rights Agreement" means that certain Debt Registration Rights Agreement dated as of the First Amendment Date among Borrower, Holdings, the other Loan Parties signatory thereto and LBI Group, Inc.

           "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

           "Eagle Rock Lease" means that certain Lease Agreement dated April 19, 1986, as amended by Memorandum of Agreement dated February 26, 1993, between B&G

      Foods (as successor-in-interest to DSD, Inc.), as tenant, and 426 Eagle Rock Avenue Associates, as landlord.

           "Eagle Rock Notes" means those certain promissory notes heretofore issued and hereafter issuable by B&G Foods to 426 Eagle Rock Avenue Associates pursuant to the Eagle Rock Lease.

           "Effective Date" means August 11, 1997.

           "Equity Registration Rights Agreement" means that certain Equity Registration Rights Agreement dated as of the First Amendment Date between Holdings and LBI Group, Inc.

           "ERISA Affiliate" means, with respect to any Loan Party, any trade or business (whether or not incorporated) which, together which such Loan Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

           "Exchange Notes" means, collectively, the Series B 9.625% Senior Subordinated Notes due 2007 issued by Borrower after the Effective Date in exchange for the Permanent Subordinated Notes issued on the Effective Date pursuant to Section 2.06(f) of the New Indenture and the provisions of the Registration Rights Agreement.

           "Escrow Agreement" means that certain Escrow Agreement dated as of the First Amendment Date among Borrower, Holdings, LB I Group Incorporated and The Bank of New York.

           "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Lenders' obligations to make Revolving Loans pursuant to SUBSECTION 6.2, (b) the acceleration of the Obligations pursuant to SUBSECTION 6.3, or (c) August 31, 2002.

           "First Amendment Date" means June 17, 1997.

           "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

           "Holdings" means B&G Foods Holdings Corp., a Delaware corporation formerly known as B Companies Holdings Corp.

           "Indebtedness", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

           "Interim Notes" means, collectively, the Senior Subordinated Notes due December 16, 1997 issued by Borrower on the First Amendment Date in the principal amount of $23,000,000.

           "Interim Note Agreement" means the Senior Subordinated Note Purchase Agreement dated as of the First Amendment Date among Borrower, the other Loan Parties, LBI Group, Inc., as Syndication Agent and the purchasers of the Interim Notes.

           "Interim Subordinated Debt" means the Subordinated Indebtedness evidenced by the Interim Notes and the other Interim Subordinated Debt Documents.

           "Interim Subordinated Debt Documents" means the Interim Notes, the Interim Note Agreement and all other instruments, documents and agreements executed pursuant to the Interim Note Agreement.

           "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

           "Lender" or "Lenders" means Heller together with the other Persons signatory hereto as of the Effective Date as Lenders and their respective successors and permitted assigns pursuant to SUBSECTION 8.1.

           "Lender Addition Agreement" means an agreement, substantially in the form of EXHIBIT 10.1(B), among Agent, a Lender and such Lender's assignee regarding


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

      their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitment and other interests under this Agreement and the other Loan Documents.

           "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

           "Liquidated Damages" means all "Liquidated Damages" payable pursuant to Section 5 of the Registration Rights Agreement.

           "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment.

           "Loan Documents" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time; but excluding all Capitalization/Acquisition Documents.

           "Loan Party" means, collectively, Holdings, Borrower and each of their respective Subsidiaries.

           "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or financial condition of (i) the Loan Parties taken as a whole, (ii) BGH Holdings and its Subsidiaries taken as a whole, (iii) BRH Holdings and its Subsidiaries taken as a whole, (iv) the B&G Business taken as a whole, or (v) the B&R Business taken as a whole; or (b) the impairment in any material respect of the ability of any Loan Party to perform any of its material obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

           "Nabisco" means Nabisco, Inc.

           "Net Proceeds" means cash proceeds or Cash Equivalents received by any Loan Party from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the fees, costs and expenses of such sale, lease, transfer or other disposition, any relocation expenses incurred as a result thereof, and taxes attributable to such sale, lease or transfer, (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (c) any reserve for adjustments in respect of the sale price of such assets established in conformance with GAAP.

           "New Indenture" means that certain Indenture dated as of the Effective Date among Borrower, the other Loan Parties and The Bank of New York, as trustee, with respect to the Permanent Subordinated Debt.

           "New Pro Forma" means the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries prepared in accordance with GAAP as of the Effective Date after giving effect to the New Related Transactions. The New Pro Forma is annexed hereto as Schedule 10.1(A)(3).

           "New Related Transactions" means the execution and delivery of the New Related Transactions Documents, the funding of all Loans[, if any,] on the Effective Date, the funding of the Permanent Subordinated Debt on the Effective Date, the redemption of the Interim Subordinated Debt on the Effective Date, the termination of the Interim Subordinated Debt Documents, Rollover Subordinated Debt, the Rollover Subordinated Debt Documents, the Prior Registration Agreements and the Sponsor Note on the Effective Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

           "New Related Transactions Documents" means, collectively, the Permanent Subordinated Debt Documents, the Loan Documents executed and delivered as of the Effective Date, and the other
      Capitalization/Acquisition Documents executed and delivered as of the Effective Date.

           "1997 Acquisition" means the acquisition of certain assets from Nabisco and Nabisco Brands Company by RWBV pursuant to the 1997 Acquisition Documents.

           "1997 Acquisition Documents" means, collectively, the 1997 Asset Purchase Agreement, the Trademark Agreement, the Transition Services Agreement, the

      Seller Co-Pack Agreement and each of the other documents, instruments and agreements executed and delivered pursuant to any such agreements, all as in effect as of the First Amendment Date.

           "1997 Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of May 9, 1997 by and between RWBV and Nabisco.

           "Note" or "Notes" means one or more of the notes of Borrower substantially in the form of EXHIBIT 10.1(A), or any combination thereof.

           "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or any of its Subsidiaries.

           "Original Closing Date" means December 27, 1996.

           "Original Loan Documents" means the "Loan Documents" as defined in the Original Credit Agreement.

           "Original Subordinated Debt" means the Indebtedness evidenced by those certain Senior Subordinated Notes due December 31, 2004 issued by Borrower on the Original Closing Date in the principal amount of $13,000,000.

           "Permanent Subordinated Debt" means the Indebtedness evidenced by the Permanent Subordinated Notes (or, upon the exchange thereof for the Exchange Notes in accordance with the terms hereof and the terms of the Permanent Subordinated Debt Documents, the Exchange Notes) and the other Permanent Subordinated Debt Documents.

           "Permanent Subordinated Debt Documents" means the Permanent Subordinated Notes, the New Indenture and the Registration Rights Agreement, and the other documents, instruments and agreements executed and delivered pursuant to the foregoing.

           "Permanent Subordinated Notes" means, collectively, the Series A 9.625% Senior Subordinated Notes due 2007 issued by Borrower on the Effective Date in the aggregate principal amount of $120,000,000, together with any Exchange Notes issued in exchange therefor pursuant to the terms of the Permanent Subordinated Debt Documents.

           "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

           "Prior Lender Letters of Credit" means the "Lender Letters of Credit" under and as defined in the Original Credit Agreement or the Prior Credit Agreement which are outstanding as of the Effective Date.

           "Prior Liquidated Damages" means collectively, all "Liquidated Damages" payable pursuant to Section 3(b) of the Debt Registration Rights Agreement and all "Liquidated Damages" payable pursuant to Section 3(b) of the Equity Registration Rights Agreement.

           "Prior Loan Documents" means the "Loan Documents" as defined in the Prior Credit Agreement.

           "Prior Registration Rights Agreements" means, collectively, the Debt Registration Rights Agreement and the Equity Registration Rights Agreement.

           "Prior Revolving Loan" means the "Revolving Loan" under and as defined in the Prior Credit Agreement, the outstanding principal balance of which, as of the Effective Date and after giving effect to the consummation of the New Related Transactions, is $16,678,098.54.

           "Prior Risk Participation Agreements" means the "Risk Participation Agreements" under and as defined in the Original Credit Agreement or the Prior Credit Agreement which are outstanding as of the Effective Date.

           "Prior Subordinated Debt" means collectively, the Interim Subordinated Debt and the Rollover Subordinated Debt.

           "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries prepared in accordance with GAAP as of the Original Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as SCHEDULE 10.1(A).

           "Pro Rata Share" means with respect to any Lender, the percentage obtained by dividing (i) such Lender's Commitment as of any date of determination, by (ii) all Commitments of all Lenders as of such date.

           "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis on a consistent basis with the historical financial statements delivered pursuant to SUBSECTION 5.5, together with appropriate supporting details and a statement of underlying assumptions. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the expected course of its business.

           "Purchase Agreement" means that certain Stock Purchase Agreement dated as of November 26, 1996 by and between Seller and Borrower, as in effect on the Original Closing Date.

           "Put and Contribution Agreement" shall mean that certain Put and Contribution Agreement dated as of the First Amendment Date among Borrower, Holdings, BRS, LBI Group Inc. and the other holders of the Interim Notes.

           "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Effective Date among Borrower, Holdings, the other Loan Parties signatory thereto, Lehman Brothers Inc.
      and Lazard Freres & Co. LLC.

           "Related Transactions" means the Acquisition, the liquidation of B&G-DSD into Borrower as described in SUBSECTION 2.7, the execution and delivery of the Related Transactions Documents, the funding of all Loans on the Original Closing Date, the funding of the Original Subordinated Debt on the Original Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

           "Related Transactions Documents" means the Loan Documents, the Capitalization/Acquisition Documents executed and delivered as of the Original Closing Date and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

           "Requisite Lenders" means Lenders having (a) sixty-six and two-thirds percent (66b%) or more of the Revolving Loan Commitment or, (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66b%) or more of the aggregate outstanding principal balance of the Loans.

           "Risk Participation Liability" means, as to each Lender Letter of Credit and each Risk Participation Agreement, all reimbursement obligations of Borrower and its Subsidiaries to the issuer of the Lender Letter of Credit or to the issuer of the letter of credit with respect to the transaction for which the Risk Participation Agreement was executed and delivered, consisting of (without duplication) (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower and its Subsidiaries, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses of the issuer of such letter of credit with respect thereto. For purposes of determining the outstanding amount of Risk Participation Liability, the maximum amount potentially owing under any Risk Participation Agreement will be considered outstanding unless the bank which is the beneficiary of such Risk Participation Agreement reports daily activity to Agent showing actual outstanding letters of credit subject to such Risk Participation Agreement.

           "Rollover Indenture" means that certain Indenture dated as of the First Amendment Date among Borrower, the other Loan Parties and The Bank of New York, as trustee, with respect to the Rollover Notes.

           "Rollover Notes" means, collectively, the Senior Subordinated Increasing Rate Rollover Notes due December 31, 2005 issued by Borrower on the First Amendment Date (subject to the Escrow Agreement) in the principal amount of $17,000,000.

           "Rollover Subordinated Debt" means the Subordinated Indebtedness evidenced by the Rollover Notes and the other Rollover Subordinated Debt Documents.

           "Rollover Subordinated Debt Documents" means the Rollover Notes, the Rollover Indenture, the Put and Contribution Agreement and all other instruments, documents and agreements executed as of the First Amendment Date (subject to the Escrow Agreement) pursuant to the foregoing.

           "Roseland" means Roseland Manufacturing, Inc., a Delaware corporation.

           "Roseland Distribution" means Roseland Distribution Company, a Delaware corporation formerly known as B&G Foods, Inc.

           "RWBV" means RWBV Acquisition Corp., a Delaware corporation.

           "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

           "Seller" means Specialty Foods Corporation, a Delaware corporation.

           "Seller Co-Pack Agreement" means that certain Co-Pack Agreement dated as of the First Amendment Date between RWBV and Nabisco.

           "Sponsor Note" has the meaning assigned to such term in the Put and Contribution Agreement.

           "Subordinated Indebtedness" means all Indebtedness and other obligations of Borrower and its Subsidiaries under the Permanent Subordinated Debt Documents and all other Indebtedness of Borrower or any of its Subsidiaries which is subordinated, in a manner satisfactory to Agent, in right of payment to the Obligations.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Supplemental Pro Forma" means the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries prepared in accordance with GAAP as of the First Amendment Date after giving effect to the Supplemental Related Transactions. The Supplemental Pro Forma is annexed hereto as Schedule 10.1(A)(2).

           "Supplemental Related Transactions" means the 1997 Acquisition, the execution and delivery of the Supplemental Related Transactions Documents, the funding of all Loans on the First Amendment Date, the funding of the Interim Subordinated

      Debt on the First Amendment Date, the redemption of the Original Subordinated Debt on the First Amendment Date as described in SUBSECTION 3.5(H) of the Prior Credit Agreement, the execution and delivery of the Rollover Debt Documents (subject to the Escrow Agreement) on the First Amendment Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

           "Supplemental Related Transactions Documents" means the 1997 Acquisition Documents, the Loan Documents executed and delivered as of the First Amendment Date, the Interim Subordinated Debt Documents, the Rollover Subordinated Debt Documents, the Escrow Agreement and the other Capitalization/Acquisition Documents executed and delivered as of the First Amendment Date.

           "Term Loans" has the meaning assigned to such term in the Prior Credit Agreement.

           "Termination Date" means August 31, 2002.

           "Trademark Agreement" means that certain Trademark Purchase Agreement dated as of May 9, 1997 among RWBV, Nabisco and Nabisco Brands Company.

           "Transition Services Agreement" means that certain Transition Services Agreement dated as of the First Amendment Date between RWBV and Nabisco.

           "Trappey's" means Trappey's Fine Foods, Inc.

           "Trappey's Acquisition" means the acquisition by BGH Holdings of all of the outstanding capital stock of JEM Brands, Inc., the holding company of Trappey's, pursuant to a Stock Purchase Agreement dated as of July 18, 1997.

           10.2 OTHER DEFINITIONAL PROVISIONS . References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in SUBSECTION 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                            [signature page follows]

           Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                               B&G FOODS, INC., formerly known as B Companies Acquisition Corp., as Borrower

                               By: /s/ David L. Wenner
                                  --------------------------
                               Title: President & CEO
                                      ----------------------


Commitment to make Revolving
Loans                          HELLER FINANCIAL, INC., as Agent and a Lender
$9,000,000
Percentage of Revolving        By: /s/ Tricia A. Marks
Loan Commitment:                   ---------------------------
18.0%                          Title: Assistant Vice President
                                      ------------------------


                            [signature page follows]

Commitment to make Revolving Loans  BANKBOSTON, N.A.
$9,000,000                          as a Lender
Percentage of Revolving
Loan Commitment:                    By: /s/ Richard Hill, Jr.
18.0%                                  ------------------------------
                                    Title: Director
                                           --------------------------

Commitment to make Revolving Loans CREDITANSTALT-BANKVEREIN, as a Lender $9,000,000
Percentage of Revolving             By: /s/ Clifford L. Wells
Loan Commitment:                       ------------------------------
18.0%                               Title: Vice President
                                          ---------------------------


                                    By: /s/ Christina T. Schoen
                                       ------------------------------
                                    Title: Vice President
                                           --------------------------


                            [signature page follows]

Commitment to make Revolving Loans  FIRST SOURCE FINANCIAL LLP, by
$9,000,000                          FIRST SOURCE FINANCIAL INC., its
Percentage of Revolving             agent/manager, as a Lender
Loan Commitment:
18.0%                               By: /s/
                                       --------------------------
                                    Title: Vice President
                                          -----------------------



Commitment to make Revolving Loans  IBJ SCHRODER, as a Lender
$9,000,000
Percentage of Revolving             By: /s/ M. McLaughlin
Loan Commitment:                       --------------------------
18.0%                               Title: Vice President
                                           ----------------------

Commitment to make Revolving Loans  THE BANK OF NEW YORK, as a Lender
$5,000,000
Percentage of Revolving             By:  /s/ Vito Michael Ferrone
Loan Commitment:                        --------------------------
10.0%                               Title: Vice President
                                           -----------------------

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.1(B)            -    Revolving Loan Request
Exhibit 1.2(G)            -    LIBOR Loan Request
Exhibit 4.6(C)            -    Compliance Certificate
Exhibit 10.1(A)           -    Notes
Exhibit 10.1(B)           -    Lender Addition Agreement


SCHEDULES

Schedule 3.1              -    Existing Indebtedness
Schedule 3.2(A)(10)       -    Liens
Schedule 3.4              -    Contingent Obligations
Schedule 3.10             -    Business Description
Schedule 5.3              -    Violations, Conflicts, Breaches and Defaults
Schedule 5.4(A)           -    Jurisdictions of Organization
Schedule 5.4(B)           -    Capitalization
Schedule 5.4(D)           -    Foreign Qualifications
Schedule 5.6              -    Intellectual Property
Schedule 5.7              -    Investigations and Audits
Schedule 5.8              -    Employee Matters
Schedule 7.1              -    List of Closing Documents
Schedule 10.1(A)(1)       -    Pro Forma
Schedule 10.1(A)(2)       -    Supplemental Pro Forma
Schedule 10.1(A)(3)       -    New Pro Forma




                                       90